UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

V. F. CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VF CORPORATION

June 6, 2019

Dear Shareholder:

The Annual Meeting of Shareholders of VF Corporation will be held on Tuesday, July 16, 2019, at the Oxford Hotel – Grand Ballroom, 1600 17th Street, Denver, Colorado, commencing at 10:30 a.m., Mountain Daylight Time. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

At the meeting, shareholders will be asked to vote on (i) the election of directors; (ii) approval of the compensation of named executive officers as disclosed in this proxy statement; (iii) ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2020; and (iv) such other matters as may properly come before the meeting.

Your Board of Directors recommends a vote “FOR” the election of the persons nominated to serve as directors, “FOR” the approval of compensation of named executive officers as disclosed in this proxy statement, and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm. Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting.

We have once again elected to provide our shareholders with access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet increases the ability of our shareholders to access the information they need, while reducing the environmental impact of our Annual Meeting. Accordingly, on or about June 6, 2019, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record on our books at the close of business on May 22, 2019, the record date for the Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

You may vote in person at the Annual Meeting or you may vote your shares via the Internet, via a toll-free telephone number, or by signing, dating and mailing a completed proxy card, as explained on page 2 of the attached proxy statement.

Your interest and participation in the affairs of VF are most appreciated.

Sincerely,

Steven E. Rendle

Chairman, President and Chief Executive Officer

VF CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 16, 2019

June 6, 2019

To the Shareholders of VF CORPORATION:

The Annual Meeting of Shareholders of VF Corporation will be held at the Oxford Hotel – Grand Ballroom, 1600 17th Street, Denver, Colorado, on Tuesday, July 16, 2019, at 10:30 a.m., Mountain Daylight Time, for the following purposes:

1.	to elect directors;

2.	to vote on approval of the compensation of named executive officers as disclosed in this proxy statement;

3.	to vote on ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2020; and

4.	to transact such other business as may properly come before the meeting and any adjournments thereof.

A copy of VF’s Annual Report for fiscal 2019 is included for your information.

Only shareholders of record as of the close of business on May 22, 2019 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Laura C. Meagher

Executive Vice President,

General Counsel and Secretary

YOUR VOTE IS IMPORTANT

You are urged to vote your shares via the Internet, through our toll-free telephone number,

or by signing, dating and promptly returning your completed proxy card.

Page
ABOUT THE MEETING	2

What is the purpose of the Meeting?	2

Who is entitled to vote at the Meeting?	2

What are the voting rights of shareholders?	2

Why will shareholders receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	2

How do shareholders access the proxy materials over the Internet?	2

How do shareholders vote?	2

How may shareholders attend the meeting?	3

What constitutes a quorum?	3

What are the Board’s recommendations?	3

What vote is required to approve each item?	4

Householding	4

Other Information	4

ITEM NO. 1 – ELECTION OF DIRECTORS	5

CORPORATE GOVERNANCE AT VF	11

Corporate Governance Principles	11

Related Party Transactions	12

Board of Directors	12

Board Committees and Their Responsibilities	13

Directors’ Compensation	16

EXECUTIVE COMPENSATION	19

Compensation Discussion and Analysis	19

Compensation Committee Report	34

Summary Compensation Table	35

2019 Grants of Plan-Based Awards	37

Outstanding Equity Awards at Fiscal Year-End 2019	39

2019 Option Exercises and Stock Vested	41

2019 Pension Benefits Table	42

2019 Nonqualified Deferred Compensation	44

Potential Payments Upon Change in Control, Retirement or Termination of Employment	44

CEO Pay Ratio	47

2019 Equity Compensation Plan Information Table	49

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	50

ITEM NO. 2 – PROPOSAL TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT	52

ITEM NO. 3 – RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	53

Report of the Audit Committee	54

OTHER INFORMATION	55

Other Matters	55

Delinquent Section 16(a) Reports	55

Expenses of Solicitation	55

Shareholder Proposals and Nominations for the 2020 Annual Meeting of Shareholders	55

APPENDIX A – INDEPENDENCE STANDARDS OF THE BOARD OF DIRECTORS	A-1

VF CORPORATION

PROXY STATEMENT

For the 2019 Annual Meeting of Shareholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of VF Corporation to be voted at VF’s Annual Meeting of Shareholders on July 16, 2019 and any adjournments of the meeting (the “Meeting”). All share and per share data included in this proxy statement, including performance goals under compensation plans set on a per share basis, have been adjusted to reflect the impact of VF’s four-for-one stock split effected on December 20, 2013.

On or around June 6, 2019, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record as of May 22, 2019, the record date for the Meeting. The Notice directs shareholders to a website where they can access our proxy materials, including this proxy statement and our Annual Report for fiscal 2019. Shareholders may also view instructions regarding how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD

ON JULY 16, 2019

This proxy statement and our Annual Report for fiscal 2019 are available at

www.proxydocs.com/VFC.

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    1

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, holders of VF Common Stock will vote on the matters described in the notice of the Meeting on the front page of this proxy statement, including the election of directors, approval of the compensation of named executive officers as disclosed in this proxy statement, ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2020 and such other matters as may properly come before the Meeting.

Who is entitled to vote at the Meeting?

Only shareholders of record on May 22, 2019, the record date for the Meeting, are entitled to receive notice of and vote at the Meeting.

What are the voting rights of shareholders?

Each share of VF Common Stock is entitled to one vote on each matter considered at the Meeting.

Why will shareholders receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this proxy statement and our Annual Report for fiscal 2019, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How do shareholders access the proxy materials over the Internet?

The Notice, proxy card or voting instruction card you receive will contain instructions on how to view our proxy materials for the Meeting on the Internet and vote your shares, and will allow you to instruct us as to how to send our future proxy materials to you either by mail or by email. Our proxy materials are also available for viewing at: www.proxydocs.com/VFC. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the environmental impact of printing and mailing these materials. If you choose to receive future proxy materials by email, you will receive an email within the next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

How do shareholders vote?

Shareholders may vote at the Meeting in person or by proxy. Proxies validly delivered by shareholders (by Internet, telephone or mail as described below) and received by VF prior to the Meeting will be voted in accordance with the instructions contained therein. If a shareholder’s proxy card gives no instructions, it will be voted as recommended by the Board of Directors. A shareholder may change any vote by proxy before the proxy is exercised by filing with the Secretary of VF either a notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Shareholders who vote by telephone or the Internet may also change their votes by re-voting by telephone or the Internet within the time periods listed below. A shareholder’s latest vote, including via the Internet or telephone, is the one that is counted.

2     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

ABOUT THE MEETING

THERE ARE THREE WAYS TO VOTE BY PROXY:

BY INTERNET:	BY TELEPHONE:	BY MAIL:
Visit the web site www.proxypush.com/VFC. To vote your shares, you must have the Notice or your proxy/voting instruction card in hand. The web site is available 24 hours a day, seven days a week;	Call toll-free 1-866-256-1151. To vote your shares, you must have your proxy/voting instruction card in hand. Telephone voting is accessible 24 hours a day, seven days a week; or	Mark your proxy/voting instruction card, date and sign it, and return it in the postage-paid (U.S. only) envelope provided (if you received a paper copy of the proxy materials). If the envelope is missing, please address your completed proxy/voting instruction card to Proxy Tabulator for VF Corporation, P.O. Box 8016, Cary, NC
27512-9903.

IF YOU VOTE BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY/VOTING INSTRUCTION CARD.

If you are a beneficial owner, please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to see which of the above choices are available to you.

How may shareholders attend the Meeting?

Only shareholders of record of shares of VF Common Stock as of the record date, or shareholders who hold a valid proxy to vote shares of VF Common Stock, may attend the Meeting. Each proxy attending the Meeting for a registered shareholder must present a valid, written legal proxy signed by the registered shareholder. A beneficial owner who attends the Meeting as proxy for a street name holder must present a valid, written legal proxy from a broker or bank that is assignable and signed by the street name holder with an indication by the street name holder that such beneficial owner is the person authorized to seek admission.

What constitutes a quorum?

Shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present at the Meeting in person or by proxy to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given. At the close of business on May 22, 2019, there were 397,157,591 outstanding shares of VF Common Stock.

What are the Board’s recommendations?

Your Board of Directors recommends a vote “FOR” the election of the persons nominated to serve as directors; “FOR” the approval of compensation of named executive officers as disclosed in this proxy statement; and “FOR” the ratification of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2020. If any other matters are brought before the Meeting, the proxy holders will vote as recommended by the Board of Directors. If no recommendation is given, the proxy holders will vote in their discretion. At the date of this proxy statement, we do not know of any other matter to come before the Meeting. Persons named as proxy holders on the form of proxy/voting instruction card are Steven E. Rendle, Chairman of the Board of Directors of VF and President and Chief Executive Officer of VF, and Laura C. Meagher, Executive Vice President, General Counsel and Secretary of VF.

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    3

ABOUT THE MEETING

What vote is required to approve each item?

Under our By-Laws and our Corporate Governance Principles, Directors are elected by the affirmative vote of a majority of the votes cast in uncontested elections. This means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “withheld” with respect to that nominee. Abstentions and broker non-votes are not counted as votes “for” or “withheld” with respect to a Director nominee. In an uncontested election, any nominee who does not receive a majority of votes cast “for” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote. The Nominating and Governance Committee is then required to make a recommendation to the Board as to whether it should accept the resignation. The Board is required to decide whether to accept the resignation. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Corporate Governance Principles, available on our website, www.vfc.com, under “Policy on Majority Voting.” Approval of the compensation of named executive officers as disclosed in this proxy statement, ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2020, or approval of any other matter to come before the Meeting requires the affirmative vote of a majority of the votes cast on such matter at the Meeting. Withheld votes and abstentions will not be taken into account in determining the outcome of the approval of compensation of named executive officers as disclosed in this proxy statement, ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2020, or approval of any other matter to come before the Meeting (other than the election of directors, which is described above). Under current New York Stock Exchange (“NYSE”) rules, if the record holder of your shares (usually a bank, broker or other nominee) holds your shares in its name, your record holder is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2020 in its discretion, even if it does not receive voting instructions from you. On all the other items referenced above, your record holder is not permitted to vote your shares without your instructions, and such uninstructed shares are considered broker non-votes and will not be taken into account when determining the outcome of the election of directors or the approval of the compensation of named executive officers as disclosed in this proxy statement.

Householding

Under SEC rules, a single Notice or set of annual reports and proxy statements may be sent to any household at which two or more VF shareholders reside if they appear to be members of the same family. Each shareholder receiving physical copies of the proxy materials continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses for VF. Brokers with accountholders who are VF shareholders may be householding our proxy materials. As indicated in the notice previously provided by these brokers to our shareholders, a single Notice or annual report and proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or annual report and proxy statement, please notify your broker so that separate copies may be delivered to you. Shareholders who currently receive multiple copies of the Notice or annual report and proxy statement at their address who would prefer to receive a single copy should contact their broker.

Other Information

On March 29, 2017, VF’s Board of Directors approved a change in VF’s fiscal year from the Saturday closest to December 31 of each year to the Saturday closest to March 31 of each year, effective for the fiscal year beginning April 1, 2018 and ending March 30, 2019 (referred to herein as “fiscal 2019” or “FY2019”). A copy of VF’s Annual Report for fiscal 2019, which report also includes certain audited financial information for the transition period from December 31, 2017 to March 31, 2018 (referred to herein as the “transition period” or “2018T”), accompanies this proxy statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material. VF’s mailing address is P.O. Box 21488, Greensboro, North Carolina 27420.

4     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

ITEM NO. 1

Election of Directors

VF’s Board of Directors has nominated the persons named below whose terms expire at the Meeting to serve as directors. All nominees currently serve as directors on our Board and, if reelected, will serve a term of office until our 2020 annual meeting or until a successor is duly elected and qualified. The persons named in the accompanying form of proxy/voting instruction card intend to vote such proxy for the election as directors of the following nominees, subject to any explicit instructions of the shareholder set forth on the proxy/voting instruction card. If any nominee becomes unable or unwilling to serve as a director, the proxy holders will vote for such other person or persons as may be nominated by the Board of Directors. The nominees named below have indicated that they are willing to serve if reelected to the VF Board. It is the policy of VF that a substantial majority of the members of its Board of Directors should be independent. Currently, eleven of the nominees have been determined by the Board to be independent in accordance with standards adopted by the Board, as set forth in the Board’s Corporate Governance Principles and as attached hereto as Appendix A, and the Listing Standards of the NYSE, the securities exchange on which VF’s Common Stock is traded.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	AUDIT COMMITTEE	TALENT AND COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE	FINANCE COMMITTEE

Richard T. Carucci	61	2009	Retired; Former President, Yum! Brands, Inc.	Member			Chair

Juliana L. Chugg	51	2009	Retired; Former EVP, Chief Brands Officer, Mattel, Inc.		Member	Member

Benno Dorer	54	2017	Chairman and Chief Executive Officer, The Clorox Company	Member		Member

Mark S. Hoplamazian	55	2015	President and Chief Executive Officer, Hyatt Hotels Corporation		Member		Member

Laura W. Lang	63	2011	Managing Director, Narragansett Ventures, LLC		Member		Member

W. Alan McCollough	69	2000	Retired; Former Chairman, Circuit City Stores, Inc.		Member	Chair

W. Rodney McMullen	58	2016	Chairman and Chief Executive Officer, The Kroger Co.	Member		Member

Clarence Otis, Jr.	62	2004	Retired; Former Chairman and Chief Executive Officer, Darden Restaurants, Inc.	Chair		Member

Steven E. Rendle	59	2015	Chairman, President and Chief Executive Officer of VF Corporation				Member (ex officio)

Carol L. Roberts	59	2017	Retired; Former Senior Vice President and Chief Financial Officer, International Paper Company	Member			Member

Matthew J. Shattock	56	2013	Non-Executive Chairman, Beam Suntory Inc.		Chair		Member

Veronica B. Wu	48	2019	Founder, Hone Capital			Member	Member

Number of Meetings Held in Fiscal 2019			Board – 7	11	5	5	5

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    5

ITEM NO. 1
Election of Directors

IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR

The Board of Directors believes directors should possess backgrounds, qualifications, attributes and skills that, when taken together, provide VF with a broad range of experience. The Nominating and Governance Committee identifies potential candidates that are proposed by Board members, management, third-party search firms and our shareholders. The Board and the Committee consider the qualifications of Directors individually, and in the broader context of the Board’s overall composition and VF’s current and future needs. Candidates are selected for their character, judgment, business experience, acumen, independence and commitment to VF and service on the Board. Board members are selected to represent all shareholders and not any particular constituency. In accordance with VF’s Corporate Governance Principles, the Committee considers diversity of experience and background in selecting nominees. The Committee considers this policy to have been effective to date in identifying diverse candidates.

Any shareholder who wishes to recommend a candidate for consideration by the Nominating and Governance Committee for nomination at an annual meeting should submit a written recommendation to the Secretary of VF. If the Committee does not recommend a nominee proposed by a shareholder for election as a director, then the shareholder seeking to propose the nominee would have to follow the formal nomination procedures set forth in VF’s By-Laws. VF’s By-Laws provide that a shareholder may nominate a person for election as a director if written notice of the shareholder’s intent to nominate a person for election as a director is received by the Secretary of VF (1) in the case of an annual meeting, not less than 120 days before the anniversary of the date VF mailed its proxy materials for the prior year’s annual meeting, or (2) in the case of a special meeting at which directors are to be elected, not later than seven days following the day on which notice of the meeting was first mailed to shareholders. The notice must contain specified information about the shareholder and the nominee, including such information as would be required to be included in a proxy statement pursuant to the rules and regulations established by the SEC under the Securities Exchange Act of 1934. The Committee’s policy with regard to consideration of any potential director is the same for candidates recommended by shareholders and candidates identified by other means.

NOMINEES

Our Board selected the nominees based on their experience, qualifications, attributes and skills and the belief that each can make unique and substantial contributions to VF. Together, our nominees bring to our Board a vast array of public company and multi-brand consumer product company experience, and domestic and international business experience. In addition, our nominees represent diverse viewpoints and bring a blend of historical and new perspectives about VF as a result of their varied lengths of tenure as our directors. Our Board believes, in totality, this mix of attributes among the nominees enhances our Board’s independent leadership and effectiveness in light of VF’s businesses and organizational complexities and long-term strategy.

6     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

ITEM NO. 1
Election of Directors

RICHARD T. CARUCCI

Mr. Carucci served as President of Yum! Brands, Inc., a company that operates quick service restaurants globally, from 2012 until his retirement in 2014. He joined Yum! Brands (previously named Tricon Global Restaurants) in 1997 and held a series of finance positions, including Chief Financial Officer, prior to being appointed President in 2012. Mr. Carucci has served as a director of Kontoor Brands, Inc. (“Kontoor”) since May 2019.

Skills and Qualifications:

Mr. Carucci’s qualifications for election include his experience as a leader of a large global multi-brand publicly traded company serving retail consumers.

Age: 61 Director Since: 2009 Committees: Executive Audit Finance (Chair)

JULIANA L. CHUGG

Ms. Chugg served as EVP, Chief Brands Officer of Mattel, Inc., a world-wide leader in the design, manufacture and marketing of toys and family products, from September 2015 until April 2018. She was previously a Partner of Noble Endeavors LLC from January 2015 until September 2015, served as a Senior Vice President of General Mills, Inc. and President of its Frozen Frontier Division until the end of 2014, and had previously held a progression of leadership roles with General Mills and Pillsbury since 1996. Ms. Chugg has served as a director of Caesars Entertainment Corporation since December 2018, has served as a director of Kontoor since May 2019 and previously served as a director of H.B. Fuller Company from April 2007 until January 2013. (Also see footnote 2 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” table on page 50).

Skills and Qualifications:

Ms. Chugg’s qualifications for election include her extensive experience leading major functions and divisions of large publicly traded multi-brand consumer products companies and service on other public company boards of directors.

Age: 51 Director Since: 2009 Committees: Executive Talent and Compensation Nominating and Governance

BENNO DORER

Mr. Dorer has served as Chief Executive Officer of The Clorox Company, a global manufacturer and marketer of consumer and professional products, since November 2014 and was appointed Chairman of the Board of the company in August 2016. He has served in numerous leadership roles with the company since he joined in 2005.

Skills and Qualifications:

Mr. Dorer’s qualifications for election include his experience leading a global publicly traded multi-brand consumer products company and service on that company’s board of directors.

Age: 54 Director Since: 2017 Committees: Audit Nominating and Governance

MARK S. HOPLAMAZIAN

Mr. Hoplamazian has served as the President and Chief Executive Officer of Hyatt Hotels Corporation since December 2006. He served as interim President from July 2006 to December 2006 and Vice President from August 2004 to December 2004, and has been a member of the board of directors of the company since November 2006. From April 2004 to August 2009, Mr. Hoplamazian served as President and Director of The Pritzker Organization, LLC (“TPO”). Mr. Hoplamazian served in various capacities with TPO since its formation in 1997 and with its predecessors prior to its formation, including managing its merchant banking and investment activities.

Skills and Qualifications:

Mr. Hoplamazian’s qualifications for election include his experience leading a global multi-branded hospitality company, supervising the chief financial officer of a public company, and serving on the board of directors of another public company.

Age: 55 Director Since: 2015 Committees: Talent and Compensation Finance

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    7

ITEM NO. 1
Election of Directors

LAURA W. LANG

Ms. Lang has been the Managing Director of Narragansett Ventures, LLC since January 2014. Ms. Lang was the Chief Executive Officer of Time Inc., a division of Time Warner, one of the largest branded media companies in the world, until 2013. From 2008 until she joined Time Inc. in 2012, Ms. Lang was Chief Executive Officer of Digitas Inc., the largest digital agency in the world and a unit of Publicis Groupe S.A. In addition, she headed the company’s pure-play digital agencies, including Razorfish, Big Fuel, Denuo and Phonevalley. Ms. Lang also served as a director of Care.com Inc. from August 2014 to June 2016. She previously served on the boards of directors of NutriSystem, Inc. from 2010 to 2012 and Benchmark Electronics, Inc. from 2005 to 2011.

Skills and Qualifications:

Ms. Lang’s qualifications for election include her leadership experience, digital, social and mobile media expertise and service on the boards of directors of other public companies.

Age: 63 Director Since: 2011 Committees: Talent and Compensation Finance

W. ALAN MCCOLLOUGH

Mr. McCollough served as Chairman of the Board of Circuit City Stores, Inc., a specialty retailer of consumer electronics and related services, from 2002 until June 2006. He was also Chief Executive Officer of the company from June 2000 until his retirement from that position at the end of February 2006, and President of the company from 1997 until 2005. From 1997 to June 2000, he was President and Chief Operating Officer of Circuit City, and in 2000, he was elected to the company’s board of directors. Mr. McCollough also serves as a director of LA-Z-Boy Incorporated and Goodyear Tire & Rubber Company.

Skills and Qualifications:

Mr. McCollough’s qualifications for election include his extensive experience leading a large publicly traded consumer products company, overseeing the chief financial officer of a public company and serving on the boards of directors of other public companies.

Age: 69 Director Since: 2000 Lead Independent Director Committees: Executive Talent and Compensation Nominating and Governance (Chair)

W. RODNEY MCMULLEN

Mr. McMullen has served as Chief Executive Officer of The Kroger Co., one of the world’s largest food retailers, since January 2014 and Chairman of the Board since January 1, 2015. Previously, he served as President and Chief Operating Officer from August 2009 to December 2013. Prior to that, Mr. McMullen was elected Vice Chairman in 2003, Executive Vice President in 1999, and Senior Vice President in 1997. Mr. McMullen also serves as a director of Cincinnati Financial Corporation.

Skills and Qualifications:

Mr. McMullen’s qualifications for election include his experience leading a large publicly traded consumer products company, overseeing the chief financial officer of a public company and serving on the boards of directors of other public companies.

Age: 58 Director Since: 2016 Committees: Audit Nominating and Governance

8     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

ITEM NO. 1
Election of Directors

CLARENCE OTIS, JR.

Mr. Otis served as Chairman and Chief Executive Officer of Darden Restaurants, Inc., a large full-service restaurant company, until his retirement in 2014. Prior to that role, he served as the Executive Vice President of Darden Restaurants, Inc., and President of its Smokey Bones Restaurants division, from December 2002 until December 2004, Executive Vice President and Chief Financial Officer of Darden Restaurants from April 2002 to December 2002 and Senior Vice President and Chief Financial Officer from 1999 to 2002. Mr. Otis also serves as a director of Verizon Communications, Inc. and The Travelers Companies, Inc., and as a trustee of MFS Funds. (Also see footnote 2 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” table on page 50).

Skills and Qualifications:

Mr. Otis’s qualifications for election include his extensive experience leading a large publicly traded multi-brand company serving retail customers, acting as and then supervising the chief financial officer of a public company, and serving on the boards of directors of other public companies.

Age: 62 Director Since: 2004 Committees: Executive Audit (Chair) Nominating and Governance

STEVEN E. RENDLE

Mr. Rendle has served as Chairman of the Board of Directors of VF since October 2017. He has also served as President and Chief Executive Officer of VF since January 2017. Mr. Rendle was elected a director of VF in June 2015. He served as President and Chief Operating Officer from June 2015 until December 2016. He served as Senior Vice President – Americas from April 2014 until June 2015 and as Vice President and Group President – Outdoor & Action Sports Americas from May 2011 until April 2014. Mr. Rendle joined VF in 1999 and has held a progression of leadership roles within VF since that time.

Skills and Qualifications:

Mr. Rendle’s qualifications for election include his service as President and Chief Executive Officer of VF and in other leadership roles with VF.

Age: 59 Director Since: 2015 Committees: Executive (Chair) Finance (ex officio)

CAROL L. ROBERTS

Ms. Roberts retired as Senior Vice President and Chief Financial Officer of International Paper in March 2017. During her 37-year career, Ms. Roberts served in a series of leadership positions culminating with her appointment as Chief Financial Officer in November 2011. Ms. Roberts has served on the board of directors of Alcoa Corp. since November 2016. Prior to that, Ms. Roberts served on the board of directors of Arconic Inc., formerly known as Alcoa Inc., from January 2014 through October 2016.

Skills and Qualifications:

Ms. Roberts’s qualifications for election include her experience as Chief Financial Officer of International Paper Company, extensive experience as a leader in many operational roles within the company and service on the board of directors of another public company.

Age: 59 Director Since: 2017 Committees: Audit Finance

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    9

ITEM NO. 1
Election of Directors

MATTHEW J. SHATTOCK

Mr. Shattock is Non-Executive Chairman of Beam Suntory Inc., a leading global distilled spirits company with some of the world’s most iconic premium spirits brands, more than 30 production and commercial facilities around the world and a global team of 4,400 employees. He led Beam as Chief Executive Officer from April 2009 until April 2019, first as an operating unit of Fortune Brands and then as a standalone public company until it was acquired by Suntory Holdings Limited in 2014. Previously, Mr. Shattock held various executive leadership roles during his six years at Cadbury plc, a global confectionary company, and prior to that in his 16 years at Unilever PLC. Mr. Shattock also serves as a director of The Clorox Company and Suntory Holdings Limited.

Skills and Qualifications:

Mr. Shattock’s qualifications for election include his experience leading a global multi-brand consumer products company and serving on the board of directors of other public companies.

Age: 56 Director Since: 2013 Committees: Executive Talent and Compensation (Chair) Finance

VERONICA B. WU

Ms. Wu is the Founder of Hone Capital, a venture firm launched in 2015 to become one of the leading firms leveraging artificial intelligence and machine learning. Prior to Hone Capital, Ms. Wu served as Vice President of Tesla Motors overseeing its China Operations, and drove the launch of the company’s first car into the China market in 2014. Prior to Tesla, Ms. Wu led the launch of Apple’s Education and Enterprise business in China from 2006 to 2013, growing it from inception into a multi-billion dollar business. Previously, she held senior positions at Motorola and McKinsey & Company.

Skills and Qualifications:

Ms. Wu’s qualifications for election include her extensive experience in technology, artificial intelligence and machine learning, coupled with her deep knowledge of the Chinese consumer and the China digital marketplace.

Age: 48 Director Since: 2019 Committees: Finance Nominating and Governance

10     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

CORPORATE GOVERNANCE AT VF

VF’s business is managed under the direction of its Board of Directors. Members of the Board are kept informed of VF’s business through discussions with the Chairman, President and Chief Executive Officer and other officers, by reviewing VF’s annual business plan and other materials provided to them and by participating in meetings of the Board and its committees. In addition, to promote open discussion among the independent directors, those directors meet in regularly scheduled executive sessions without management present. During fiscal 2019, the independent directors met in executive session without management present five times. Since April 2016, VF has had a lead director structure, in which the independent directors annually elect a lead independent director whose duties include those described below. W. Alan McCollough, Chairman of the Nominating and Governance Committee, was selected by the Board to serve as our lead independent director and has served in such position since April 2016.

Corporate Governance Principles

VF’s Board of Directors has a long-standing commitment to sound and effective corporate governance practices. A foundation of VF’s corporate governance is the Board’s policy that a substantial majority of the members of the Board should be independent. This policy is included in the Board’s written Corporate Governance Principles, which address a number of other important governance issues such as:

•	qualifications for Board membership;

•	mandatory retirement for Board members at the annual meeting of shareholders following attainment of age 72;

•	a requirement that directors offer to submit their resignation to the Board for consideration upon a substantial change in principal occupation or business affiliation;

•	Board leadership;

•

a lead independent director, whose duties include presiding at meetings of the Board at which the chairman is not present, serving as a liaison between the chairman and the independent directors, approving meeting agendas and schedules, having authority to call meetings of the independent directors and being available for consultation and direct communication with major shareholders;

•	committee responsibilities;

•	Board consideration of majority shareholder votes;

•	authority of the Board to engage outside independent advisors as it deems appropriate;

•	majority voting for directors in uncontested elections;

•	succession planning for the chief executive officer; and

•	annual Board self-evaluation.

In addition, the Board of Directors for many years has had in place formal charters stating the powers and responsibilities of each of its committees.

The Board believes that a rigorous evaluation process is an essential component of strong corporate governance practices. The lead independent director personally interviews all members of the Board and senior management to obtain candid feedback on the performance of the Board as a whole as well as individual director performance.

The Board’s Corporate Governance Principles, the Audit, Nominating and Governance, Talent and Compensation and Finance Committee charters, code of business conduct and ethics applicable to the principal executive officer, the principal financial officer, and the principal accounting officer as well as other employees and all directors of VF, and other corporate governance information are available on VF’s web site (www.vfc.com) and will be provided free of charge to any person upon request directed to the Secretary of VF at P.O. Box 21488, Greensboro, North Carolina 27420. Anyone wishing to communicate directly with one or more members of the Board of Directors or with the non-management members of the Board of Directors as a group (including the directors who preside at meetings or executive sessions of non-management directors) may contact the Chairman of the Nominating and Governance Committee, c/o the Secretary of VF at the address set forth in the preceding sentence, or call the VF Ethics Helpline at 1-866-492-3370 or send an email message to corpgov@vfc.com. The Secretary forwards all such communications, other than solicitations and frivolous communications, to the Chairman of the Nominating and Governance Committee.

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    11

CORPORATE GOVERNANCE AT VF

Related Party Transactions

Since the beginning of VF’s last fiscal year, no financial transactions, arrangements or relationships, or any series of them, were disclosed or proposed through VF’s processes for review, approval or ratification of transactions with related persons in which (i) VF was or is to be a participant, (ii) the amount involved exceeded $120,000, and (iii) any related person had or will have a direct or indirect material interest. A related person means any person who was a director, nominee for director, executive officer or 5% owner of VF Common Stock, or an immediate family member of any such person. PNC Bank, N.A., which is one of three co-trustees under the Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey (see footnote 2 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” table on page 50), is one of several lenders party to VF’s revolving credit facility. The credit facility was entered in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

The VF Code of Business Conduct prohibits any associate, including officers and directors, of VF from owning any interest in (excluding publicly traded securities) or having any personal contract or agreement of any nature with suppliers, contractors, customers or others doing business with VF that might tend to influence a decision with respect to the business of VF. Each of the Chief Executive Officer and senior financial officers must disclose to the General Counsel any material transaction or relationship that reasonably could be expected to give rise to such a conflict of interest, and the General Counsel must notify the Nominating and Governance Committee of any such disclosure. Conflicts of interest involving the General Counsel must be disclosed to the Chief Executive Officer, and the Chief Executive Officer must notify the Nominating and Governance Committee of any such disclosure.

In addition, all directors and persons subject to reporting under Section 16 of the Rules and Regulations under the Securities Exchange Act of 1934 are required to disclose any transaction between them, entities they own an interest in, or their immediate family members, and VF (other than transactions available to all employees generally or transactions of less than $100,000 in value) to the General Counsel. The General Counsel presents any items disclosed by any director to the full Board of Directors, and any item disclosed by an officer to the Nominating and Governance Committee.

Board of Directors

Eleven of VF’s current directors are non-employee directors. Under the NYSE Corporate Governance Rules, no director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The Board has adopted categorical standards that are part of the Corporate Governance Principles to assist it in making determinations of independence, which are attached to this proxy statement as Appendix A. In evaluating the independence of directors, the Board considered transactions and relationships between each director and members of his or her immediate family. When considering commercial transactions that are made from time to time in the ordinary course of business between VF and certain entities affiliated with non-management directors, transactions are not considered to be a material transaction that would impair the independence of the relevant non-management director if the director is an executive officer or employee of another company that does business with VF in an amount which, in any single fiscal year for the past three fiscal years, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board determined that eleven of VF’s twelve nominees for director are free of any material relationship with VF, other than their service as directors, and are “independent” directors both under the Listing Standards of the NYSE and the categorical standards adopted by the Board. The Board determined that Ms. Chugg, Ms. Lang, Ms. Roberts, and Ms. Wu and Messrs. Carucci, Dorer, Hoplamazian, McCollough, McMullen, Otis, and Shattock are independent directors, and that Mr. Rendle is not an independent director. The Board, in making its determination as to Mr. Hoplamazian’s independence, considered that he is President, Chief Executive Officer and a director of Hyatt Hotels Corporation, which is a vendor to VF Corporation in the ordinary course of business. The Board, in making its determination as to Mr. McMullen’s independence, considered that he is Chairman and Chief Executive Officer of The Kroger Co. which transacts business with VF in the ordinary course of business. The Board, in making its determination as to Ms. Chugg’s and Mr. Otis’s independence, considered that Ms. Chugg and Mr. Otis serve as two of the three Trustees under the Deeds of Trust dated August 21, 1951 and the Will of John E. Barbey (collectively, the “Trusts”).

12     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

CORPORATE GOVERNANCE AT VF
Board of Directors

Because all decisions of the Trustees require a majority vote, and thus none of the three Trustees individually controls the decision-making of the Trustees, the Trustees are not considered to separately beneficially own the VF Common Stock held by the Trusts (the “Trust Shares”). As a result, and after considering all other relevant factors related to their roles as Trustees, the Board determined that Ms. Chugg’s and Mr. Otis’s status as Trustees of the Trusts does not give rise to a material relationship with VF other than in their service as directors.

During fiscal 2019, VF’s Board of Directors held seven meetings. Under VF’s Corporate Governance Principles, directors are expected to attend all meetings of the Board, all meetings of committees of which they are members and the annual meetings of shareholders. Every current member of the Board, since the time of his or her election to the Board, attended at least 75% of the total number of meetings of the Board and all committees on which he or she served during fiscal 2019, and every member of the Board who was a Board member in April 2018 attended the Annual Meeting of Shareholders in April 2018.

Board Committees and Their Responsibilities

The Board has Executive, Audit, Finance, Nominating and Governance, and Talent and Compensation Committees. The Board has determined that each of the members of the Audit, Nominating and Governance and Talent and Compensation Committees is independent. Each of these committees is governed by a written charter approved by the Board of Directors. Each is required to perform an annual self-evaluation, and each committee may engage outside independent advisors as the committee deems appropriate. A brief description of the responsibilities of the Audit, Finance, Nominating and Governance and Talent and Compensation Committees follows.

Audit Committee: The Audit Committee monitors and makes recommendations to the Board concerning the financial policies and procedures to be observed in the conduct of VF’s affairs. Its duties include:

•	selecting the independent registered public accounting firm for VF;

•	reviewing the scope of the audit to be conducted by the independent registered public accounting firm;

•	meeting with the independent registered public accounting firm concerning the results of their audit and VF’s selection and disclosure of critical accounting policies;

•	reviewing with management and the independent registered public accounting firm VF’s annual and quarterly statements prior to filing with the SEC;

•	overseeing the scope and adequacy of VF’s system of internal controls over external financial reporting;

•	reviewing the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to VF;

•	preparing a report to shareholders annually for inclusion in the proxy statement; and

•	serving as the principal liaison between the Board of Directors and VF’s independent registered public accounting firm.

As of the date of this proxy statement, the members of the Committee are Messrs. Otis (Chairman), Carucci, Dorer, and McMullen, and Ms. Roberts. The Committee held eleven meetings during fiscal 2019. The Board of Directors has determined that all of the members of the Committee are independent as independence for audit committee members is defined in the Listing Standards of the NYSE and the SEC regulations and that all are financially literate. The Board of Directors has further determined that Messrs. Carucci, Dorer, McMullen and Otis, and Ms. Roberts qualify as “audit committee financial experts” in accordance with the definition of “audit committee financial expert” set forth in the SEC regulations and have accounting and related financial management expertise within the meaning of the Listing Standards of the NYSE. Messrs. Carucci, Dorer, McMullen and Otis and Ms. Roberts acquired those attributes through acting as or actively overseeing a principal financial officer or principal accounting officer of a public company. Each of them has experience overseeing or assessing the performance of companies with respect to the evaluation of financial statements.

Finance Committee: The Finance Committee monitors and makes recommendations to the Board concerning the financial policies and procedures of VF. The responsibilities of the Committee include reviewing and recommending to the Board, as appropriate, actions concerning:

•	dividend policy;

•	changes in capital structure, including debt or equity issuances;

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    13

CORPORATE GOVERNANCE AT VF
Board Committees and Their Responsibilities

•	the financial aspects of proposed acquisitions or divestitures;

•	VF’s annual capital expenditure budgets and certain capital projects; and

•	the funding policy for VF’s benefit plans.

As of the date of this proxy statement, the members of the Committee are Messrs. Carucci (Chairman), Hoplamazian and Shattock and Ms. Lang, Ms. Roberts and Ms. Wu. Mr. Rendle serves as an ex officio member of the Committee. The Committee held five meetings during fiscal 2019.

Nominating and Governance Committee: The responsibilities of the Nominating and Governance Committee include:

•	recommending to the Board of Directors criteria for Board membership, screening potential candidates for director and recommending candidates to the Board of Directors;

•	recommending to the Board a succession plan for the Chief Executive Officer; and

•	reviewing developments in corporate governance and making recommendations to the Board on governance policies and principles for VF.

The Committee annually evaluates each director to determine his or her fitness and appropriateness for continued service on the Board. As of the date of this proxy statement, the members of the Committee are Messrs. McCollough (Chairman), Dorer, McMullen and Otis and Ms. Chugg and Ms. Wu. The Committee held five meetings during fiscal 2019.

Talent and Compensation Committee: The Talent and Compensation Committee (the “Compensation Committee”) has the authority to discharge the Board’s responsibilities relating to compensation of VF’s executives and to review and make recommendations to the Board concerning compensation and benefits for key employees. The responsibilities of the Compensation Committee include:

•

reviewing and approving VF’s goals and objectives relative to the compensation of the Chief Executive Officer, evaluating him in light of these goals and objectives, and setting his compensation level based on this evaluation;

•	annually reviewing the performance evaluations of the other executive officers of VF;

•	annually recommending to the Board the salary of each named executive officer of VF and reviewing management’s recommendations regarding the salaries of other senior officers;

•	making recommendations to the Board with respect to incentive compensation-based plans and equity-based plans;

•	periodically reviewing all VF’s compensation and benefit plans insofar as they relate to key employees to confirm that such plans remain equitable and competitive;

•	administering and interpreting VF’s management incentive compensation plans, in accordance with the terms of each plan;

•	preparing a report to shareholders annually for inclusion in the proxy statement;

•	reviewing VF’s Compensation Discussion and Analysis in the proxy statement and discussing with management;

•

periodically reviewing the competitiveness and appropriateness of the compensation program for non-employee directors and recommending to the Board compensation to be paid to non-employee directors; and

•	reviewing and recommending to the Board VF’s submissions to shareholders on executive compensation matters.

The Committee has the authority to retain or obtain the advice of any compensation consultant, legal counsel or other adviser. The Committee may only select a compensation consultant, legal counsel or other adviser after taking into consideration the factors that affect the independence of such advisers as identified by the SEC and the NYSE. The Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to assist the Committee in accomplishing its objectives. FW Cook has no relationship with VF other than providing services to the Compensation Committee.

The Chief Executive Officer makes his performance evaluation comments and recommendations to the Compensation Committee regarding compensation for executives reporting directly to him. VF management purchases aggregate executive compensation data from Willis Towers Watson from its database of over 700 U.S.-based companies to assist the Chief Executive Officer in making those recommendations to the Committee. The Committee has the authority to form and delegate authority to subcommittees as it deems appropriate. The role of the Committee, the compensation

14     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

CORPORATE GOVERNANCE AT VF
Board Committees and Their Responsibilities

consultant and management in executive compensation is discussed in further detail in the Compensation Discussion and Analysis beginning on page 19. As of the date of this proxy statement, the members of the Committee are Messrs. Shattock (Chairman), Hoplamazian and McCollough and Ms. Chugg and Ms. Lang. The Committee held five meetings during fiscal 2019.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee (i) has ever been an officer or employee of VF, (ii) had any relationship requiring disclosure by VF under the rules and regulations established by the SEC, or (iii) is an executive officer of another entity at which one of VF’s executive officers serves on the board of directors. None of VF’s executive officers has served during the transition period or fiscal 2019 as a director or a member of the compensation committee of another entity, one of whose executive officers serves as a member of the VF Board of Directors or Compensation Committee.

BOARD LEADERSHIP STRUCTURE AND BOARD OVERSIGHT OF RISK

Steven E. Rendle serves as both Chief Executive Officer and Chairman of the Board of VF. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities VF faces, and the Board believes that the most effective leadership structure for VF is for Mr. Rendle to serve as both Chairman of the Board and Chief Executive Officer. Further, the Board believes VF has a strong governance structure in place with sufficient processes to provide for independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These processes include the lead independent director structure adopted by the Board in 2015. The Board has concluded that VF and its shareholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board. The Board retains the flexibility to determine the appropriate leadership structure based on the circumstances at the time of the determination.

Since April 2016, W. Alan McCollough has served as lead director, and his duties include presiding at meetings of the Board at which the Chairman is not present, serving as a liaison between the Chairman and the independent directors, approving meeting agendas and schedules, having authority to call meetings of the independent directors and being available for consultation and direct communication with major shareholders.

The Board of Directors considers its role in risk oversight when evaluating VF’s Corporate Governance Principles and its leadership structure. Both the Corporate Governance Principles and the Board’s leadership structure facilitate the Board’s oversight of risk and communication with management. Our Chairman is focused on VF’s risk management efforts and ensures that risk matters are appropriately brought to the Board and/or its committees for their review. The Board executes oversight responsibility for risk both as a whole and through delegation to its committees, for example:

•

the Audit Committee, consistent with the requirements of the NYSE and the Audit Committee charter, discusses guidelines and policies to govern the process by which risk assessment and management is undertaken at VF and oversees the steps management takes to monitor and control VF’s material financial risk exposure. The Audit Committee reviews the status of compliance with laws, regulations and internal procedures, contingent liabilities and risks that may be material to VF, and the scope and status of systems designed to assure VF’s compliance with laws, regulations and internal procedures through receiving reports from management, legal counsel and other third parties, as well as major legislative and regulatory developments which could materially impact VF’s contingent liabilities and risks;

•	the Compensation Committee evaluates the risks and rewards associated with VF’s compensation philosophy and programs; and

•	the Finance Committee oversees certain financial matters and risks relating to capital structure, acquisitions and divestitures and capital projects.

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    15

CORPORATE GOVERNANCE AT VF

Directors’ Compensation

The primary components of compensation for our non-employee directors are cash retainer, Lead Director and Committee Chairman fees and equity-based grants of nonqualified stock options to purchase shares of VF Common Stock and restricted awards (restricted stock or restricted stock units (“RSUs”)) under VF’s 1996 Stock Compensation Plan. The Board sets directors’ compensation annually based on analysis of information provided by the independent compensation consultant to the Compensation Committee regarding director compensation at publicly traded companies of a size comparable to VF. The following describes our transition period and fiscal 2019 non-employee director compensation:

COMPENSATION ELEMENT	DIRECTOR COMPENSATION PROGRAM

Annual Retainer	$95,000

Annual Equity Retainer	Approximately $165,000 [1] (split approximately equally between options and RSUs)

Committee Fees	None

Lead Director Fee	$30,000

Committee Chairman Fee	$20,000

Meeting Fee for Board meeting in excess of ten meetings during the year	$2,000 per meeting

Special Assignments in connection with Board or Committee Activity	$1,000 per day per assignment

Stock Ownership Guidelines	Stock ownership with a fair market value equal to five times the annual retainer [2]

[1]

The actual dollar value for options and RSUs awarded to directors varies slightly due to sizing of equity awards, and for the fifteen month period covering the transition period and fiscal 2019 it was $206,691. Terms of the awards are described in the footnotes to the transition period and fiscal 2019 Independent Director Compensation table below.

[2]

All of the directors have exceeded the guideline targets for director stock ownership except for Mr. Dorer and Ms. Roberts, who were elected to the Board in February 2017, and Ms. Wu, who was elected to the Board in March 2019. Under the policy, newly elected directors are expected to meet the ownership guideline within five years after first being elected.

Mr. Rendle, the only director who is an employee of VF, does not receive any compensation in addition to his regular compensation for service on the Board and attendance at meetings of the Board or any of its committees. VF does not provide pension, medical or life insurance benefits to its non-employee directors.

Each non-employee director may elect to defer all or part of his or her retainer and fees into equivalent units of VF Common Stock under the VF Deferred Savings Plan for Non-Employee Directors. All VF Common Stock equivalent units receive dividend equivalents. Deferred sums, including VF Common Stock equivalent units, are payable in cash to the participant upon termination of service or such later date specified in advance by the participant. Eight directors elected to defer compensation for the transition period and in fiscal 2019.

VF reimburses non-employee directors for travel and lodging expenses incurred in the performance of their duties. Directors traveling on VF business are covered by VF’s business travel accident insurance policy which generally covers all VF employees and directors. Directors are encouraged to attend formal training programs in areas relevant to the discharge of their duties as directors. VF reimburses expenses incurred by directors attending such programs. Each director is eligible to participate in VF’s matching gift program for institutions of higher learning and National Public Television and Radio up to an aggregate of $10,000 per year. This program is available to all VF employees and directors. Upon a director’s retirement from the Board, VF will make donations of up to $10,000 to a charitable organization selected by the director. Directors are also eligible for discounts on VF products equal to discounts available to all employees of VF.

16     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

CORPORATE GOVERNANCE AT VF
Directors’ Compensation

TRANSITION PERIOD AND FISCAL 2019 INDEPENDENT DIRECTOR COMPENSATION

DIRECTOR	YEAR	FEES EARNED OR PAID IN CASH (1) ($)	RSU AWARDS (2) ($)	OPTION AWARDS (3) ($)	ALL OTHER COMPENSATION (4) ($)	TOTAL ($)
Richard T. Carucci	2019	$115,000	$ 82,504	$ -0-	$ -0-	$197,504

	2018T	28,750	41,290	82,897	-0-	152,937

Juliana L. Chugg	2019	95,000	82,504	-0-	-0-	177,504

	2018T	23,750	41,290	82,897	-0-	147,937

Benno Dorer	2019	95,000	82,504	-0-	-0-	177,504

	2018T	23,750	41,290	82,897	-0-	147,937

Mark S. Hoplamazian	2019	95,000	82,504	-0-	-0-	177,504

	2018T	23,750	41,290	82,897	-0-	147,937

Robert J. Hurst*	2019	23,750	82,504	-0-	-0-	106,254

	2018T	23,750	41,290	82,897	10,000	157,937

Laura W. Lang	2019	95,000	82,504	-0-	-0-	177,504

	2018T	23,750	41,290	82,897	-0-	147,937

W. Alan McCollough	2019	145,000	82,504	-0-	10,000	237,504

	2018T	36,250	41,290	82,897	10,000	170,437

W. Rodney McMullen	2019	95,000	82,504	-0-	-0-	177,504

	2018T	23,750	41,290	82,897	-0-	147,937

Clarence Otis, Jr.	2019	115,000	82,504	-0-	-0-	197,504

	2018T	28,750	41,290	82,897	-0-	152,937

Carol L. Roberts	2019	95,000	82,504	-0-	-0-	177,504

	2018T	23,750	41,290	82,897	-0-	147,937

Matthew J. Shattock	2019	115,000	82,504	-0-	-0-	197,504

	2018T	28,750	41,290	82,897	-0-	152,937

Veronica B. Wu**	2019	-0-	-0-	-0-	-0-	-0-

*	Mr. Hurst did not stand for reelection at the 2018 Annual Meeting of Shareholders and, accordingly, his compensation is for a portion of each period.

**	Ms. Wu was elected to the Board effective March 12, 2019 and did not receive any compensation for fiscal 2019.

[1]

For calendar year 2018, Messrs. Carucci, Hurst, McMullen, Otis, and Shattock and Ms. Chugg and Ms. Lang elected to defer all of their cash compensation, and Mr. Hoplamazian elected to defer 50% of his cash compensation. For calendar year 2019, Messrs. Carucci, McMullen, Otis, and Shattock and Ms. Chugg elected to defer all of their cash compensation, and Mr. Hoplamazian and Ms. Wu elected to defer 50% of their cash compensation.

[2]

Each director serving in 2018 was awarded 552 RSUs on February 21, 2018 in connection with compensation for the 2018 transition period quarter, and 1,103 RSUs on February 21, 2018 in connection with compensation for fiscal 2019. The value in this column is the grant date fair value ($74.80 per RSU) computed in accordance with FASB ASC Topic 718. The assumptions used and the resulting weighted average value of RSUs granted in February 2018 for the transition period and fiscal 2019 are summarized in Note J to VF’s consolidated financial statements included in its Transition Report on Form 10-QT for the transition period from December 31, 2017 to March 31, 2018 (the “Transition Report”). These RSUs, which are vested and non-forfeitable at grant, earn dividend equivalents and were settled in shares of VF Common Stock one year after the date of grant, on February 21, 2019.

[3]

Each director serving in 2018 was awarded options to purchase 5,404 shares of VF Common Stock on February 21, 2018 in connection with compensation for the 2018 transition period quarter and fiscal 2019. The exercise price of the options is $74.80 per share. The value in this column is the grant date fair value ($15.34 per option) computed in accordance with FASB ASC Topic 718. The valuation assumptions used and the resulting weighted average value of stock options granted in February 2018 are summarized in Note J to VF’s consolidated financial statements included in the Transition Report. Options granted to non-employee directors have an exercise price equal to the fair market value of a share of VF Common Stock at the date of grant, are non-forfeitable, have a stated term of ten years and become exercisable one year after the date of grant. Upon a director’s separation from the Board, options are exercisable for 36 months but not after the expiration of the option term. Options to purchase shares of VF Common Stock were outstanding at the end of fiscal 2019 for each current non-employee director as follows: Richard T. Carucci, 65,205;

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    17

CORPORATE GOVERNANCE AT VF
Directors’ Compensation

Juliana L. Chugg, 65,205; Benno Dorer, 13,514; Mark S. Hoplamazian, 24,438; Laura W. Lang, 43,829; W. Alan McCollough, 52,653; W. Rodney McMullen, 19,347; Clarence Otis, Jr., 52,653; Carol L. Roberts, 13,514; Matthew J. Shattock, 36,929; and Veronica B. Wu, 0.

[4]

The amounts in this column reflect matching contributions under VF’s charitable matching gift program and charitable contributions made upon retirement. Contributions under VF’s charitable matching gift program were not paid to the directors but were donations to designated institutions or organizations matching the directors’ personal contributions as follows: $10,000 for Mr. McCollough for the transition period, and $10,000 for Mr. McCollough for fiscal 2019. In connection with Mr. Hurst’s retirement, VF made a charitable contribution in his name to a designated institution in the amount of $10,000.

18     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis explains VF’s executive compensation program, compensation philosophy and objectives, the components of executive compensation, and executive stock ownership. The focus of the analysis is on the Company’s named executive officers listed in the Summary Compensation Table (the “NEOs”):

NAME	TITLE

Steven E. Rendle	Chairman of the Board, President and Chief Executive Officer
Scott A. Roe	Executive Vice President and Chief Financial Officer
Scott H. Baxter*	Executive Vice President and Group President – Outdoor and Action Sports Americas (through August 31, 2018)
Kevin D. Bailey	Executive Vice President and Group President – APAC Region
Martino Scabbia Guerrini	Executive Vice President and Group President – EMEA Region

* Effective September 1, 2018, Mr. Baxter was appointed President and CEO of the Company’s Jeanswear and VF OutletTM business, now known as Kontoor, which separated from VF through a spin-off on May 22, 2019 (the “Spin-off”).

EXECUTIVE SUMMARY

Our Compensation Philosophy – VF’s Executive Compensation Program (the “Program”) is designed to:

•	Enable VF to attract and retain talented executives

•	Align our executives’ interests with those of shareholders by paying for performance

•

Provide a high percentage of our executives’ total direct compensation in pay at risk and long-term equity-based compensation to reward performance over the short- and long-term and align the compensation of our executives with shareholder returns

Balance of Base Salary and At-Risk Pay for Performance Components – VF’s philosophy is that a significant portion of each executive’s total direct compensation should be at-risk, meaning subject to fluctuation based on VF’s financial performance and stock price performance. The at-risk components of total compensation targets are annual cash incentives and long-term equity compensation. The at-risk portion of target total compensation is progressively greater for higher level positions.

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    19

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

VF intends to continue this strategy of compensating its executives through programs that substantially link compensation to VF’s performance, with a view to striking an appropriate balance between the long-term and short-term performance of VF, and between VF’s financial performance and shareholder return. Taking into consideration VF’s strategy, our value creation model, and leading governance practices, we reviewed our compensation programs during 2018. As a result, the Committee made design changes to VF’s compensation programs to support strategic growth plans and long-term commitments to our shareholders. Key among the changes that took effect in fiscal 2019 is the differentiation of objectives between the Annual Cash Incentive plan and the Long-Term Incentive plan, as well as the addition of pre-set three-year growth targets for VF’s long-term performance restricted stock units, thus emphasizing VF’s commitment to sustained long-term performance. Following is a summary of the key design changes implemented for fiscal 2019:

Fiscal 2019* Key Compensation Program Design Changes
Annual Cash Incentive Plan	• Simplified Annual Cash incentive plan by reducing the number of metrics from five to four • Aligned weighting on metrics that have the most impact on our value creation model
Long Term Incentive Plan

•  Performance Restricted Share Units (PRSUs)

•  Added new three-year growth performance metrics aligned to our strategy and value creation model

•  Mitigated duplication of performance metrics also found in Annual Cash Incentive plan

•  Aligned to a smaller and more relevant peer group against which we measure Total Shareholder Return (TSR)

• Added Time-Vested Restricted Share Units to promote executive retention

*

Fiscal 2019 represents the 12-month period ended March 30, 2019, reflecting the change in our fiscal year from the Saturday closest to December 31 of each year to the Saturday closest to March 31 of each year, effective for the fiscal year that began April 1, 2018.

Our Governance Practices – Our executive compensation practices support good governance and mitigate excessive risk-taking. Below we highlight key compensation practices that we have implemented in our Program to promote the interests of shareholders and ensure responsible compensation and governance practices:

WHAT WE DO

Annual “say-on-pay” advisory vote for shareholders (approved by 94.4% of votes cast in 2018)	Pay-for-performance emphasis with a balance of short- and long-term incentives, using an array of key performance metrics
Alignment of executive compensation with shareholder returns through equity ownership and equity-based awards	Significant stock ownership guidelines for executives
Long-term incentive compensation tied to VF’s total shareholder return (“TSR”) relative to TSR of S&P 500 consumer discretionary companies	Claw-back provisions for cash and equity performance-based compensation
“Double trigger” required for severance under change-in-control agreements and for accelerated vesting of equity awards	Compensation consultant to the Committee is independent and free of conflicts

WHAT WE DO NOT DO

No excise tax gross-up payments under new or materially enhanced change-in-control agreements	No back dating or re-pricing of stock options and stock appreciation rights
No hedging or pledging of VF Common Stock	No employment agreements for U.S.-based executive officers

20     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

At our 2018 Annual Meeting, shareholders showed strong support for our executive compensation program, with approximately 94.4% of the votes cast in favor of our advisory “say-on-pay” resolution.

Change in Fiscal Year and Impact to Incentive Targets – Effective for the fiscal year that began April 1, 2018, VF changed its fiscal year from the Saturday closest to December 31 of each year to the Saturday closest to March 31 of each year. The fiscal year ended December 30, 2017 represented the last fiscal year ending on the Saturday closest to December 31. The three-month period from December 31, 2017 to March 31, 2018 was a transition period, with VF’s first new fiscal year commencing April 1, 2018 and ending March 30, 2019 (fiscal 2019). For fiscal 2019, the service period for both the Annual Cash Incentive Plan and the Long-Term Incentive Plan was extended to include both the three-month transition period and fiscal 2019, with payouts based on performance during fiscal 2019. The target award amounts were multiplied by approximately 1.25 to account for the additional fiscal quarter in the service period including both the transition period as well as fiscal 2019.

Fiscal 2019 Financial and Operational Highlights

VF’s global business model, diverse brand portfolio, and focused operational discipline helped the company deliver strong results in fiscal 2019. Highlights of VF’s performance in fiscal 2019 included:

•	Full year fiscal 2019 revenue from continuing operations increased 12 percent;

•	Full fiscal 2019 gross margin from continuing operations increased 10 basis points to 50.7 percent;

•	Full year fiscal 2019 earnings per share from continuing operations was $3.14; and

•	Full year fiscal 2019 cash flow from operations reached approximately $1.7 billion.

End of Executive Summary

Compensation Program

COMPENSATION PHILOSOPHY AND OBJECTIVES

The fundamental philosophy of our Program is to pay for performance, through the alignment of our executives’ pay to the achievement of overall short- and long-term business strategies of VF. The Program incorporates the following objectives:

•	Motivate executives to accomplish VF’s short-term and long-term business objectives;

•	Provide annual incentives to executives based on corporate, business group and individual performance;

•	Provide executives with long-term equity-based compensation that aligns the interests of shareholders and executives, while retaining executives; and

•	Offer total compensation that is competitive with other large U.S.-based companies with which VF may compete for executive talent.

Our Program is designed to balance fixed and performance-based compensation components, and incentivize responsible achievement of multiple operating goals over one- and three-year periods. For the purpose of valuing total direct compensation, the performance-based elements are valued at their grant date at target levels. Such awards also provide for above- and below-target payout levels and thereby directly motivate executives to achieve VF’s business goals, reward them for achieving and exceeding these goals and reduce compensation below target levels if goals are not achieved.

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    21

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Following are the Elements of our Program:

TYPE	COMPONENT	ELEMENT	TERMS	OBJECTIVE	PERFORMANCE/ VESTING PERIOD

Fixed Compensation	Annual Base Salary	Cash	• Fixed pay reflective of an executive’s role, responsibilities and individual performance • Reviewed annually	• Competitively compensate executives for their level of responsibility, skills, experience and sustained individual contribution	N/A
Performance- Based Compensation	Annual Incentive Awards	Cash	• Variable, performance-based cash compensation earned based on achieving pre-established annual goals • Annual payouts range from 0% to 200% of the targeted incentive opportunity	• Link compensation to annual operating and strategic performance objectives	One Year
	Long-term equity incentive awards	Performance- Based Restricted Stock Units (“PRSUs”)

•   Variable, performance-based equity compensation earned based on achieving pre-established financial goals and relative total shareholder return over a three-year performance period

•   Payouts range from 0% to 225% of the targeted incentive opportunity

•   Generally vest three years from grant date

•   Dividend equivalent units accumulate during the vesting period, but remain subject to performance

•   Paid in shares of VF Common Stock upon vesting

				• Link rewards to long-term operating performance • Link rewards to shareholder value creation through stock price growth • Aid in retention	Three Years
	Long-term equity incentive awards	Stock Options	• Generally vest one third each year for three years • Expire after ten years • Granted at fair market value	• Link rewards to shareholder value creation through stock price growth • Aid in retention	Up to Ten Years
Time-Based Compensation	Long-term equity incentive awards	Restricted Stock Units (“RSUs”)

•   Generally vest fifty percent after two years and one hundred percent after four years

•   Dividend equivalent units accumulate during the vesting period, but are not paid before the underlying RSUs vest

•   Paid in shares of VF Common Stock upon vesting

				• Link rewards to shareholder value creation through stock price growth • Aid in retention	Up to Four Years

In establishing the elements of executive compensation, the Committee, in consultation with its independent consultant, assesses whether the Program’s terms promote unnecessary risk-taking. In performing this assessment, the Committee reviews such compensation design elements as pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, equity incentives, stock ownership requirements, clawbacks and VF’s trading policies. After performing this analysis, the Committee has concluded that the Program does not promote excessive or unnecessary risk-taking.

22     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Compensation Decision-Making Process – Roles and Responsibilities

THE TALENT AND COMPENSATION COMMITTEE

VF’s Talent and Compensation Committee, composed entirely of independent directors, reviews all components of the Program annually to confirm that they are necessary and appropriate to promote VF’s strategic objectives while considering the competitive marketplace for executive talent. In addition, pertaining to their compensation related roles and responsibilities, the Committee:

•   Reviews and approves VF’s goals and objectives relative to the Chairman and Chief Executive Officer’s compensation, sets his compensation levels and formulates his compensation package

•   Annually reviews the performance of the Chairman and Chief Executive Officer and reviews the evaluations of the other NEOs

•   Reviews and approves the compensation packages for the other NEOs

•   Approves base salary adjustments to the extent they are warranted by changes in market pay data, the executive’s performance, and other considerations

•   Approves annual and long-term incentive award payouts based on performance achieved relative to the pre-established performance targets

•   Evaluates and approves executive officer compensation to ensure that a significant portion is performance-based, while creating incentives for above-target performance and consequences for below-target performance

•   Confirms that total compensation paid to each executive officer is appropriate based on comparing the Company’s financial performance relative to the peer group as measured by financial metrics including total shareholder returns and operating performance

•   Reviews and establishes the peer group companies used as a reference to compare Company performance and executive officer compensation

•   Continually monitors external compensation practices that meet high governance standards and considers their implementation as appropriate – receives regular reports on such practices from its independent compensation consultant, reviews the analysis of the Program by the leading proxy voting advisory firms, and receives feedback from VF shareholders through VF’s investor relations department

•   Considers the results of the vote by VF shareholders on the annual advisory “say-on-pay” proposal in connection with the discharge of its responsibilities

•   Reviews and approves executive compensation policies, such as share ownership requirements and prohibitions against pledging and hedging of VF shares

•   Performs Total Compensation Review to understand the amounts of all elements of the executives’ compensation

•   Annually reviews tally sheets summarizing all components of VF’s top executives’ compensation including current cash compensation (base salary and annual cash incentive awards) and assumed value of long-term equity incentive compensation (performance-based RSUs, service-based RSUs and stock options)

•   Annually reviews the dollar value to the executive and the cost to VF of all perquisites and other benefits, payout obligations under VF’s Pension Plan and VF’s Supplemental Executive Retirement Plan, aggregate balances under VF’s deferred compensation plans, and projected payout levels under several termination-of-employment scenarios, including termination with and without cause and termination after a change in control of VF

THE INDEPENDENT COMMITTEE CONSULTANT

The Committee retained FW Cook as its independent compensation consultant to assist the Committee in accomplishing its objectives for fiscal 2019. FW Cook is independent of VF, having no relationship with VF other than providing advisory services to the Committee. In reviewing FW Cook’s independence, the Committee has considered the six factor test prescribed under NYSE rules. The Committee has sole authority to retain or terminate the service of its compensation consultant and to establish the fees to be paid to the consultant.

•   At the Committee’s instruction annually, independently prepare an analysis of compensation data relating to the Chairman and Chief Executive Officer and report to the Committee on the compensation data provided by management regarding the other NEOs

•   At the Committee’s request, a representative of FW Cook attended all meetings and executive sessions of the Committee during the transition period and in fiscal 2019

•   Advises the Committee on current executive compensation practices that meet high governance standards, as well as current market trends, regulatory issues and developments related to executive compensation and director compensation

•   Periodically reviews the industry group of publicly traded apparel/retail and consumer products companies whose compensation data is used by the Committee in its process of establishing compensation targets (collectively, the “Industry Group”)

VF MANAGEMENT
As requested by the Committee, management is responsible for providing FW Cook with information to facilitate its role in advising the Committee and preparing information for each Committee meeting.

•   The Executive Vice President, Chief Human Resources Officer and the Chairman and Chief Executive Officer generally attend Committee meetings, except the executive sessions that are held as part of each meeting

•   Work with the Committee Chairman to prepare the agenda for each meeting

•   The Chairman and Chief Executive Officer makes recommendations to the Committee regarding compensation for NEOs (other than himself)

•   The Chairman and Chief Executive Officer provides the Committee with a self-assessment based on achievement of the agreed-upon objectives and other leadership accomplishments

•   Provide information on VF’s strategic objectives to the Committee and make recommendations to the Committee regarding business performance targets and objectives for all senior executives including the Chairman and Chief Executive Officer

•   In consultation with FW Cook, recommend for the Committee’s consideration the Industry Group whose compensation data is used by the Committee, based on management’s knowledge of the publicly traded companies with which VF is most likely to compete for top executives

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    23

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

COMPETITIVE COMPENSATION TARGETS AND THE ROLE OF THE INDUSTRY GROUP

In 2018, FW Cook and management each independently utilized data from the Willis Towers Watson (“Towers”) executive compensation database, which includes executive compensation data for over 700 U.S.-based companies (the “Comparison Data”), to assist in establishing compensation targets for fiscal 2019.

•

The Comparison Data was provided by Towers on an aggregated basis: it reported actual salary levels and target levels of performance-based compensation and was adjusted to April 2018 using a three percent annual update factor.

•	Towers used regression analysis to size-adjust the compensation data due to significant variance in size among the companies compared to VF’s approximate annual revenue range.

•

Neither the Committee nor management receives or uses information on any subset of the Towers database and the Committee and management are not aware of the identities of the individual companies in the database.

•

FW Cook utilized that data to recommend compensation targets for the Chairman and Chief Executive Officer, and the Chairman and Chief Executive Officer utilized the data to recommend compensation targets for the other named executive officers.

In addition, the Committee utilizes the Industry Group to evaluate whether executive officer pay levels are reasonable on a relative basis. The Committee primarily identifies companies that are of comparable size (based on revenue and market capitalization), and meet a majority of several criteria, such as

•	having significant non-US (greater than 30%) revenue,

•	having similar products and/or customers,

•	having a significant number of brands (at least 10, excluding licensed brands to the extent possible),

•	considers VF as a compensation peer,

•	is a frequent peer of peers being listed as a compensation peer in at least four other current peer companies, and

•	is a 2017 peer company identified by Institutional Shareholder Services (ISS), a leading independent proxy advisory firm.

The Industry Group constituent companies fall into the following business types:

The Committee sets target total direct compensation (base salary, target annual cash incentive awards and target annual long-term equity incentive award values) for senior executives generally between the 50th and 75th percentile of the Comparison Data (subject to the fluctuation of foreign exchange rates for executives paid in currency other than the U.S. dollar). The Committee considers the scope of the executive’s duties, the executive’s experience in his or her role and individual performance relative to his or her peers to establish the appropriate point within that range of percentiles, or outside the range under circumstances that justify a deviation. For purposes of evaluating Chairman and CEO compensation data, the Committee excluded the anomalous compensation data for CEOs of Nordstrom, Inc. and Under Armour, Inc.

24     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

For fiscal 2019, the target total direct compensation was within the 50th to 75th percentile range for each NEO other than Mr. Rendle, who is relatively new to his position. In general, the Committee believes that it should set total direct compensation targets for VF’s senior executives within this range to appropriately motivate and reward strong performance and retain top talent at a reasonable cost to VF as indicated by the available data. The Committee targets total direct compensation for each VF executive officer to be competitive with compensation paid to executives in comparable positions according to the Comparison Data based on targeted performance goals established by the Committee. Thus, the Committee balances the elements of total direct compensation – salary, annual cash incentives and long-term equity incentives – in this process. Benefits are set at levels intended to be competitive but are not included in the Committee’s evaluation of total direct compensation. The Committee may also provide retention awards, but these are not considered in VF’s total direct compensation for purposes of setting target levels of NEO compensation.

The components of the target total direct compensation opportunity set by the Committee annually for each executive are short-term cash compensation (annual base salary and target annual cash incentive award) and long-term equity incentive compensation (stock options, RSUs and PRSUs under VF’s Mid-Term Incentive Plan). The Committee generally allocates between total cash compensation and equity compensation in a way intended to be competitive with the Comparison Data and the Industry Group. The Committee also considers historical compensation levels, relative compensation levels among VF’s senior executives, and VF’s corporate performance as compared to the performance of companies in the Industry Group.

The portions of FY2019 target total direct compensation for each of the compensation elements for the NEOs were as follows:

EXECUTIVE	BASE SALARY	ANNUAL CASH INCENTIVE AWARD	LONG-TERM EQUITY INCENTIVE AWARDS	AT-RISK PORTION*

Mr. Rendle	9%	18%	73%	91%

Mr. Roe	19%	18%	63%	81%

Mr. Baxter	23%	20%	57%	77%

Mr. Bailey	26%	21%	53%	74%

Mr. Scabbia Guerrini	28%	19%	53%	72%

*    At-risk Portion includes Annual Cash Incentive Award and Long-term Equity Incentive Awards.

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    25

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Components of Total Direct Compensation

BASE SALARY

Base salary is designed to compensate executives for their level of responsibility, skills, experience and sustained individual contribution. Base salary is intended to be competitive as compared to salary levels for equivalent executive positions at companies in the Comparison Data and the Industry Group. The Committee believes that a competitive base salary provides the foundation for the total compensation package required to attract, retain and motivate executives in alignment with VF’s business strategies.

Target salary ranges and individual salaries for the named executive officers are reviewed by the Committee annually, as well as at the time of a promotion or other change in responsibilities. Each named executive officer is evaluated annually based on several components: key job responsibilities, key accomplishments and annual goals and objectives. The resulting performance evaluations are presented to the Committee to be used in assessing each component of total compensation for each NEO.

Annual base salary increases for each named executive officer are based on (i) an assessment of the individual’s performance, (ii) the competitive market salary range for the individual’s position, and (iii) VF’s overall merit increase budget for salaries. In addition, the Committee considers substantial increases in an executive’s responsibilities in setting base salary increases. Base salaries of the named executive officers are approved by the Committee members and all other independent members of the Board of Directors. Annual base salary rates and percentage increases from 2017 to FY2019 for the NEOs were as follows:

EXECUTIVE	2017 BASE SALARY	FY2019 BASE SALARY(1)	PERCENTAGE INCREASE FROM 2017

Mr. Rendle(2)	$1,100,000	$1,200,000	9.1%

Mr. Roe	$ 825,000	$ 850,000	3.0%

Mr. Baxter	$ 725,000	$ 750,000	3.4%

Mr. Bailey(3)	$ 535,000	$ 600,000	12.1%

Mr. Scabbia Guerrini	CHF 625,070	CHF 652,385	4.4%

(1)	Base Salary increases were effective April 1, 2018, the start of FY2019. No NEOs received base salary increases during the transition period.

(2)	The increase in Mr. Rendle’s base salary was to position him closer to the median of the Comparison Data in recognition of strong performance and leadership during his tenure as CEO.

(3)	The increase in Mr. Bailey’s base salary was in connection with his promotion to Vice President and Group President – APAC. In March 2019 he became Executive Vice President and Group President – APAC.

ANNUAL CASH INCENTIVES

VF has a cash incentive plan for the named executive officers, the VF Management Incentive Compensation Plan (“MIC Plan”). The MIC Plan focuses executive attention on annual VF performance as measured by pre-established goals. The incentives are designed to motivate VF’s executives by providing payments for achieving and exceeding goals related to VF’s annual business plan and strategic priorities.

The Committee used the competitive external Comparison Data to assist it in establishing targeted dollar amounts to award each named executive under the MIC Plan. The Committee establishes each named executive’s targeted annual incentive opportunity under the MIC Plan after consideration of compensation data and the recommendations of the Chairman and Chief Executive Officer and FW Cook. The Committee also makes a general assessment as to the relative amounts of annual incentives for the NEOs to make sure they are, in the Committee’s judgment, fair and reasonable.

Under the MIC Plan, performance goals are set each year by the Committee. The Committee established “stretch” target performance goals as described below to determine the actual payouts to the executives. While it is the policy of the Committee to provide opportunities for annual incentive compensation for achievement of pre-established performance goals based primarily on financial measures, the Committee also retains discretion to pay bonuses apart from the MIC Plan reflecting its subjective assessment of the value of accomplishments of VF’s executive officers which, in the Committee’s view, cannot always be anticipated in advance or reflected in such pre-established goals.

26     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Our Stretch Performance Goals – During 2018, the Committee established design changes effective for fiscal 2019 to the MIC Plan to better align with VF’s strategic growth plans and focus on the most impactful drivers of annual shareholder return. The Committee removed earnings per share (EPS) and gross margin as standard annual objectives, replacing EPS with net income and shifting the use of the gross margin objective to the performance-based restricted stock unit awards under VF’s long-term equity program as a long-term performance measure as described on page 29. The Committee believes the following key drivers of total shareholder return should be the foundation for annual bonus payouts for its named executive officers:

OBJECTIVE*	RATIONALE

Net income	Indicates the health of the overall company, and essential to deliver strong and healthy earnings.

Net revenues	Key measure of top line growth that indicates sustainability of the company over the long term and its ability to generate profits.

Cash flow	Indicates the financial strength of the company and allows it to return earnings to shareholders through dividends and pursue opportunities that enhance shareholder value.

Profit before tax	Profitability measure that can be compared year-to-year at the business level.

Strategic goals	Performance goals approved by the Committee structured around key drivers of VF’s strategic growth plans and value creation model.

Net revenues of acquired businesses**	Indicates the success of the inorganic growth strategy of the company.

*

Each metric (1) excludes the effects of adjustments related to impairment charges, pension curtailment or settlement charges, restructuring charges, other extraordinary items or non-recurring items, and required changes in accounting policies, (2) is calculated based on continuing operations, and (3) excludes any difference between actual foreign exchange rates and the foreign exchange rates used in VF’s fiscal 2019 financial plan at the time the Committee set the targets.

**

In years in which the Company acquires a business or businesses the metric “Net revenues of acquired businesses” is applied as a modifier to the sum of the results achieved on each objective (excluding “Net revenues of acquired businesses”).

The choice of which objectives are used and the relative weightings given to each objective varies (i) among named executive officers depending upon the business for which each named executive officer is responsible and (ii) from time to time based on VF’s strategic business goals. In February 2018, stretch target performance goals for fiscal 2019 for the named executive officers were set by the Committee after considering criteria and weighting recommended by management as well as advice from FW Cook.

The stretch performance targets were set in line with VF’s strategy to deliver consistent, profitable growth that provides sustainable, long term returns for VF’s shareholders while considering the impact of external factors on short term performance. The targets reflected a number of factors, including the impacts of recent acquisitions and planned synergies, VF’s strategic growth plan and value creation model and long-term commitments to our shareholders as outlined in our strategic 2021 plan.

As part of the design changes to the MIC Plan, the Committee reviewed the weightings of the stretch performance goals. The Committee determined that the removal of gross margin as an objective allowed the Committee to increase the weightings on the most impactful performance measures that drive superior performance and shareholder value.

The Committee retained net revenues of acquired businesses (“Acquisition Revenue”) as a modifier of VF Corporate results achieved against the key drivers of total shareholder return in years in which VF acquires a business or businesses. Details of the stretch performance goals and Acquisition Revenue modifier are shown below.

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    27

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The stretch target performance goals for Messrs. Rendle and Roe were based 80% on the performance of VF Corporate (the “VF Performance Targets”) based on net income, cash flow and net revenues, and 20% on individual strategic goals. Fiscal 2019 VF Performance Targets were set in relation to Pro-Forma 2018 (“PF 2018”) results of the period from April 2017 through March 2018, reflecting the change in our fiscal year that was effected in 2018.

FISCAL 2019 VF PERFORMANCE TARGETS (80% WEIGHTING)

WEIGHTING	OBJECTIVE	MESSRS. RENDLE AND ROE VF CORPORATE

50%	Net income	11% above PF 2018 net income

20%	Cash flow	13% above PF 2018 cash flow

30%	Net revenues	9% above PF 2018 revenues

For fiscal 2019, the Committee approved Strategic Goals for Messrs. Rendle and Roe focused on key enterprise transformational programs, portfolio optimization and Inclusion and Diversity.

FISCAL 2019 VF ACQUISITION REVENUE MODIFIER TARGET*

MODIFIER	OBJECTIVE	TARGET

10%	Net revenues of acquired businesses	2% of PF 2018 revenues

*

In years in which the Company acquires a business, achievement of “Net revenues of acquired businesses” is applied as a modifier to the sum of the results achieved on each objective. The overall maximum payout remains at 200%.

For Messrs. Baxter, Bailey and Scabbia Guerrini, the stretch target performance goals were based 50% on the VF Performance Targets set forth above, 30% on regional performance targets of the businesses for which they are responsible (the “Regional Performance Targets”) and 20% on individual strategic goals. The Regional Performance Targets were based on operating profit less cost of capital charge (referred to below as “profit before taxes”), cash flow and net revenues. Fiscal 2019 Regional Performance Targets were set in relation to PF 2018 results.

FISCAL 2019 PERFORMANCE TARGETS (30% WEIGHTING)

WEIGHTING	OBJECTIVE	MR. BAXTER OUTDOOR AND ACTION SPORTS AMERICAS GROUP	MR. BAXTER* KONTOOR GROUP	MR. BAILEY APAC GROUP	MR. SCABBIA GUERRINI EMEA GROUP

50%	Profit before taxes	5.5% above the PF 2018 level	8.4% below the PF 2018 level	22.7% above the PF 2018 level	0.8% below the PF 2018 level

20%	Cash flow	8.9% above the PF 2018 level	2.3% below the PF 2018 level	20.5% above the PF 2018 level	9.6% above the PF 2018 level

30%	Net revenues	6.1% above the PF 2018 level	2.3% below the PF 2018 level	17.7% above the PF 2018 level	17.5% above the PF 2018 level

For fiscal 2019, the Committee approved Strategic Goals for Messrs. Baxter, Bailey and Scabbia Guerrini focused on key enterprise and/or regional transformational programs, portfolio optimization and Inclusion and Diversity.

*	Effective September 1, 2018, Mr. Baxter’s performance goals for the remainder of fiscal 2019 were based on Kontoor targets.

The objectives for the VF Performance Targets and the Regional Performance Targets have different ranges of achievement. Each component of the objectives then

(1)

excludes the effects of adjustments related to impairment charges, pension curtailment or settlement charges, restructuring charges, other extraordinary items or non-recurring items, and required changes in accounting policies,

(2)	is calculated based on continuing operations, and

(3)

using the Company’s long-standing methodology, excludes any difference between actual foreign exchange rates and the foreign exchange rates used in VF’s 2019 financial plan at the time the Committee set the targets.

28     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

In February 2018 the Compensation Committee set individual target award amounts for the named executive officers for fiscal 2019. For fiscal 2019, the service period was extended to include both the transition period and fiscal 2019, with payouts based on performance during fiscal 2019. The target award amounts were multiplied by approximately 1.25 to account for the additional fiscal quarter in the service period including both the transition period as well as fiscal 2019. These target award amounts are set forth in the Grants of Plan-Based Awards table on page 37.

Based on VF’s actual performance in fiscal 2019, in May 2019 the Committee determined that the stretch target performance goals had been achieved as follows: for Messrs. Roe and Rendle, 200%, for Mr. Baxter, 153% (blended based on the period before and after he was named as President and CEO of Kontoor), for Mr. Bailey, 191%, and for Mr. Scabbia Guerrini, 154%. The payments made to the named executive officers under the MIC Plan are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 35. Amounts may vary slightly due to rounding.

For the fiscal years 2016, 2017 and 2019, actual levels of achievement of the targeted incentive opportunity under the MIC Plan were 81%, 142% and 200%, respectively, of the VF Performance Targets.

PERFORMANCE-BASED RESTRICTED STOCK UNITS

Under VF’s Mid-Term Incentive Plan (“MTIP”), executives are awarded performance-based RSUs (“PRSUs”) that give them the opportunity to earn shares of VF Common Stock for performance achieved over three-year cycles. PRSUs provide long-term incentive compensation for executives with the objectives of providing a focus on long-term value and increasing stock ownership. PRSUs are designed to align the interests of VF’s executives with those of shareholders by encouraging the executives to enhance the value of VF Common Stock. In addition, through three-year performance periods, this component of the Program is designed to create an incentive for individual executives to remain with VF. MTIP awards are forfeitable upon an executive’s termination of employment, except for the following:

(i)	a pro rata portion of the award will be deemed earned in the event of death or disability,

(ii)	awards continue to accrue in full to the benefit of individuals who retire, provided that the individual was employed by VF for the first fiscal year of the cycle,

(iii)

a pro rata portion of the award will be deemed earned in the event of a termination of the executive’s employment by VF without cause prior to a change in control, with pro-ration based on the part of the performance period in which the executive remained employed plus any period during which severance payments will be made, provided the individual was an active participant for the first full fiscal year of the cycle, and

(iv)

the full award at the higher of target performance or actual performance achieved through the date of termination will be deemed earned in the event of a termination by VF without cause or by the executive for good reason after a change in control of VF.

Dividend equivalents are paid on the shares actually paid out under the MTIP (no dividend equivalents are paid on any portion of the MTIP award not earned); at the payout date, the cash value of dividend equivalents is converted into additional shares.

For fiscal 2019, the Committee made changes to both the performance goals and the relative performance metric. The Committee established the following three-year performance goals for the MTIP based on VF’s financial performance metrics as well as a relative performance metric to further align executive compensation with shareholder value creation.

PERFORMANCE GOAL	WEIGHTING

FY2019 – FY2021 Earnings Per Share Growth	50%

FY2019 – FY2021 Revenue Growth	30%

FY2019 – FY2021 Gross Margin Growth	20%

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    29

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Payout under the plan is calculated as follows:

The participant’s target number of PRSUs is multiplied by the level of achievement against the three-year performance goals established at the beginning of the three-year performance cycle by the Committee (between 0% and 200% of the participant’s target award). The second component, a relative performance metric, will be based on VF’s total shareholder return (“TSR”), as compared to the TSR generated by the S&P 500 Consumer Discretionary companies during the applicable three-year period. At the end of the three-year performance period, the payout for each participant will:

(i)	remain unchanged if VF’s TSR is between the 75th and 25th percentile of TSR of the S&P 500 Consumer Discretionary companies over the period,

(ii)	increase in the amount of 25% of the participant’s target award if VF’s TSR is greater than or equal to the 75th percentile of TSR of the S&P 500 Consumer Discretionary companies over the period, or

(iii)	decrease in the amount of 25% of the participant’s target award if VF’s TSR is equal to or below the 25th percentile of TSR of the S&P 500 Consumer Discretionary companies over the period.

As a result of including this relative performance metric, actual payouts may range from 0% to 225% of the targeted award. An additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) are added to the shares subject to the payout.

For award cycles preceding fiscal 2019 (including 2016-2019 and 2017-2020), the MTIP relative performance metric utilized the S&P 500 companies instead of the S&P 500 Consumer Discretionary companies.

In May 2019, the Committee determined that the achievement of the MIC Plan stretch goals for VF for fiscal 2019 for the three-year MTIP performance period was 200%. Therefore, the Committee determined that the level of achievement of the financial performance metric of the MTIP goal for the three-year period 2016 through 2019 was 141%, determined by averaging the achievement of the VF Performance Target goals under the MIC Plan for 2016 (81%), 2017 (142%) and fiscal 2019 (200%). In addition, the Committee determined that VF’s TSR for the 2016-2019 performance period was above the 25th percentile and below the 75th percentile of the S&P 500 companies during the period and, therefore, in accordance with the TSR performance metric for the performance period, payouts for the performance period were not adjusted. As a result, the total achievement for the 2016-2019 performance period was 141%.

The PRSU payout made in May 2019 for the 2016-2019 performance period is set forth on the Option Exercises and Stock Vested table on page 41. For fiscal 2019, the PRSU target award amounts were multiplied by approximately 1.25 to account for the additional fiscal quarter in the service period including both the transition period as well as fiscal 2019. The PRSU target award amounts made to the named executive officers in February 2018 for the 2019-2021 performance period are set forth in the Grants of Plan-Based Awards table on page 37. The grant-date fair value of the PRSU target awards for the three-year performance period beginning in each of 2016, 2017 and fiscal 2019 is reflected in the Stock Awards column of the Summary Compensation Table on page 35.

STOCK OPTIONS

Stock options awarded under the 1996 Stock Compensation Plan, as amended and restated as of February 10, 2015 (the “Stock Plan”), are intended to align executives’ and shareholders’ interests and focus executives on attainment of VF’s long-term goals. Stock options provide executives with the opportunity to acquire an equity interest in VF and to share in the appreciation of the value of the stock. They also provide a long-term incentive for the executive to remain with VF and promote shareholder returns. The Committee determines a value of options awarded to named executive officers as a component of the target total direct compensation.

Non-qualified stock options have a term of not greater than ten years and become exercisable not less than one year after the date of grant. Options are exercisable only so long as the option holder remains an employee of VF or its subsidiaries, except that, subject to earlier expiration of the option term, and to the specific terms and definitions contained in the Stock Plan, options generally remain exercisable for the period severance payments are made (if any) in the case of involuntary termination of employment, and for 36 months after death, retirement or termination of employment due to disability, provided that such continued vesting after retirement requires that the employee was employed by VF on last day of the fiscal year in which the option was granted.

In addition, in accordance with the executives’ Change-in-Control Agreements described on page 32, upon an executive’s qualifying termination of employment following a change in control of VF, vesting of the options is accelerated and all of the options become exercisable by the executive.

30     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

RESTRICTED STOCK UNITS

Time-based restricted stock units (“RSUs”) awarded under the Stock Plan consist of awards of the right to receive stock as determined by the Committee at the end of a specified restricted period. The Committee may award dividend equivalents relating to RSUs on terms and conditions as it determines; provided that such dividend equivalents may not be paid before the underlying RSUs vest. For fiscal 2019, a target RSU award amount equal to 25% of target PRSU awards was granted to named executive officers to account for the additional fiscal quarter that resulted in the change in fiscal year from the Saturday closest to December 31 of each year to the Saturday closest to March 31 of each year. The fiscal 2019 RSU awards are set forth in the Grants of Plan-Based Awards table on page 37.

RETENTION AND SPECIAL AWARDS

Retention awards of restricted stock or restricted stock units are made by the Committee from time to time to attract or retain key executives and are designed to reward long-term employment with VF. Awards of restricted stock or restricted stock units for retention purposes under the Stock Plan are not part of regular annual compensation and are not treated as part of total direct compensation as discussed above. In fiscal 2019, no special awards were granted to our named executive officers.

POLICY FOR THE RECOVERY OF AWARDS OR PAYMENTS IN THE EVENT OF FINANCIAL RESTATEMENT

The Board of Directors has adopted a policy for the recovery of cash and equity performance-based compensation from executives (these are generally referred to as “recoupment” or “clawback” policies). The policy provides that the Board may require an executive to forfeit a performance-based award or repay performance-based compensation if VF is required to prepare an accounting restatement as a result of misconduct, if such executive knowingly caused or failed to prevent such misconduct. The award agreements for stock options and RSUs under the Stock Plan include provisions respecting such recovery, as does the MIC Plan.

POLICY REGARDING HEDGING OR PLEDGING OF VF COMMON STOCK

The Board of Directors has adopted a policy prohibiting VF’s directors, executive officers named in this proxy statement and certain other executives from engaging in transactions in derivative securities (including puts, calls, collars, forward contracts, equity swaps, exchange funds and the like) relating to VF securities, transactions “hedging” the risk of ownership of VF securities and short sales of VF securities. In addition, VF’s directors, NEOs and certain other executives are prohibited from holding VF securities in margin accounts or pledging VF securities as collateral for loans.

Retirement and Other Benefits

The Committee believes that retirement and other benefits are important components of competitive compensation packages necessary to attract and retain qualified senior executives. The Committee reviews the amounts of the benefits annually along with other compensation components. However, the benefits do not affect the decisions the Committee makes regarding other compensation components, which are generally structured to achieve VF’s short-term and long-term financial objectives. Mr. Scabbia Guerrini, who is not a U.S. resident, does not participate in VF’s Pension Plan, Supplemental Executive Retirement Plan or Executive Deferred Savings Plan described below. His benefits are described in footnote 5 to the “Pension Benefits Table” on page 42.

PENSION BENEFITS

VF sponsors and maintains the VF Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit plan that covers most of VF’s U.S.-based employees who were employed by VF on or before December 31, 2004, including Messrs. Rendle and Roe. The purpose of the Pension Plan is to provide retirement benefits for those employees who qualify for such benefits under the provisions of the Pension Plan. The Pension Plan is discussed in further detail under the caption “Pension Benefits” on page 42. The Pension Plan was closed to new participants at the end of 2004. Effective December 31, 2018, the Pension Plan ceased to recognize any future service performance and any eligible compensation paid for purposes of calculating participant accrued benefits under the Pension Plan (i.e., no additional benefits accrue after such date). As of December 31, 2018, Messrs. Rendle and Roe were the only NEOs who participated in the Pension Plan, and none of our other NEOs have ever participated in the Pension Plan.

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    31

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Messrs. Rendle and Roe participate in a Supplemental Executive Retirement Plan (“SERP”). The SERP is an unfunded, nonqualified plan for eligible participants primarily designed to restore benefits lost under the Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code (the “Code”). The SERP was closed to new participants at the end of 2004. Effective December 31, 2018, the SERP ceased to recognize any future service performance and any eligible compensation paid for purposes of calculating participant accrued benefits under the SERP (i.e., no additional benefits accrue after such date). As of December 31, 2018, Messrs. Rendle and Roe were the only NEOs who participated in the SERP, and none of our other NEOs have ever participated in the SERP.

401K PLAN

During the transition period and fiscal 2019, U.S.-based named executive officers were permitted to participate in the VF Retirement Savings Plan (the “401k Plan”). The 401k Plan is a broad-based tax-qualified defined contribution plan available to most U.S.-based employees of VF. The 401k Plan is described in further detail under the caption “Nonqualified Deferred Compensation” on page 43.

NONQUALIFIED DEFERRED COMPENSATION

VF’s U.S.-based senior executives, including the U.S.-based named executive officers, are permitted to defer compensation and receive a limited amount of matching credits under the VF Corporation Executive Deferred Savings Plan. This plan enables executives to save for retirement on a tax-deferred basis. Nonqualified deferred compensation is discussed in further detail under the caption “Nonqualified Deferred Compensation” on page 43.

EMPLOYEE BENEFITS

VF provides a number of benefit plans to all eligible employees, including the named executive officers. These benefits include programs such as medical, dental, life insurance and short- and long-term disability coverage and a merchandise discount on most VF products. The named executive officers are also eligible for financial counseling and an annual executive physical.

CHANGE-IN-CONTROL AGREEMENTS

VF has entered into Change-in-Control Agreements (the “Agreements”) with certain VF senior executives, including the named executive officers, that provide the executives with certain severance benefits in the event their employment with VF is terminated by VF or by the executive for good reason, as defined in the Agreements, subsequent to a change in control of VF. The Agreements are designed to reinforce and encourage the continued attention and dedication of such executives to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of VF. VF believes that change-in-control arrangements are an important component of a competitive compensation package necessary to attract and retain qualified senior executives. The Agreements are described and quantified below in the “Potential Payments Upon Change in Control, Retirement or Termination of Employment” section on page 44.

Total payments to be made to an executive in the event of termination of employment upon a change in control of VF may constitute excess “parachute payments” (as that term is defined in the Code). During 2011, the Committee eliminated the gross up feature for any new or materially enhanced change-in-control agreements.

Under the terms of the Agreements, the executives would also be entitled to supplemental benefits, such as accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock and RSUs, lump sum payments under the VF SERP, and continued life and medical insurance for specified periods after termination. Upon a change in control of VF, VF also will pay all reasonable legal fees and related expenses incurred by the executive as a result of the termination of his or her employment or in obtaining or enforcing any right or benefit provided by the Agreements.

PAYMENTS UPON SEPARATION

None of the named executive officers have contractual rights to receive separation payments if they terminate their employment or are terminated with or without cause prior to a change in control of VF.

32     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Preservation of Deductibility of Compensation

Section 162(m) of the Code generally limits the deductibility by VF for Federal income tax purposes of annual compensation in excess of $1 million paid to certain executive officers (generally, VF’s chief executive officer and other named executive officers excluding VF’s chief financial officer, in the case of taxable years commencing before January 1, 2018). However, in the case of taxable years commencing before January 1, 2018, the statute exempted qualifying performance-based compensation from the deduction limit if certain requirements were met. While the Committee has historically reviewed and considered the tax deductibility of executive compensation under Section 162(m), the Committee has always maintained the flexibility to set salaries and grant awards that may not be tax-deductible.

Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act (the “TCJA”) to eliminate the exemption for performance-based compensation and to expand the group of current and former executive officers who may be covered by the deduction limit, subject to a transition rule for compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, that is not materially modified after that date, and which compensation otherwise would have been deductible under Section 162(m) prior to the amendments made by the TCJA. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), as amended by the TCJA, including the uncertain scope and application of the transition rule, no assurance can be given that compensation that had been intended to qualify for the performance-based exemption will be deductible under the transition rule. To the extent the transition rule does not apply, the $1 million deduction limit will apply and the compensation may not be deductible.

We expect that awards granted or other compensation provided under arrangements entered into or materially modified after November 2, 2017 generally will not be tax-deductible to the extent they result in compensation to certain executive officers that exceeds $1 million in any one year for any such officer. When designing the compensation structure, the Committee believes that it needs to consider all relevant factors that attract, retain and reward talent. The Committee has not adopted a policy requiring all compensation to be tax-deductible. Therefore, the Committee will continue to maintain the flexibility to award compensation that may not be tax-deductible. In addition, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with VF’s business needs.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

It is VF’s policy to strongly encourage stock ownership by VF senior management. This policy closely aligns the interests of management with those of shareholders. Senior executives are subject to share ownership guidelines that require them to accumulate, over a five-year period, and then retain, shares of VF Common Stock having a market value ranging from one to six times current annual base salary, depending upon the position. The Chief Executive Officer and the other named executive officers are required to accumulate VF Common Stock having market values as follows:

Stock Ownership Guidelines

OFFICER	VF COMMON STOCK HAVING A MARKET VALUE OF
President and Chief Executive Officer	Six times annual base salary
Chief Financial Officer and Group Presidents	Three times annual base salary
Vice Presidents	Two times annual base salary

An executive has five years to reach the target. If an executive’s guideline ownership level increases because of a tier change or salary increase, a new five-year period to achieve the incremental guideline ownership level begins with each such change. Once achieved, the ownership of the guideline amount should be maintained for as long as the executive is subject to the guideline.

Credit will be given for direct holdings by the executive or an immediate family member residing in the same household and the 401(k) plan. No credit will be given for restricted stock, restricted stock units, or shares of stock beneficially owned by someone other than the executive or immediate family member residing in the same household, unexercised stock options, or other similar forms of ownership of stock. Shares held in trust are reviewed for credit by the Committee. Until a senior executive has met the targeted ownership level, whenever he or she exercises a stock option he or she must retain shares equal to 50% of the after-tax value of each option exercised. As of March 30, 2019, all of the named executive officers have exceeded their guideline ownership level targets for executive stock ownership.

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    33

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Committee’s independent compensation consultant. Based on the foregoing review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and VF’s Annual Report on Form 10-K for the fiscal year ended March 30, 2019.

Matthew J. Shattock, Chairman

Juliana L. Chugg

Mark S. Hoplamazian

Laura W. Lang

W. Alan McCollough

34     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation paid or awarded to our NEOs during fiscal year 2019 (“fiscal 2019”), the three-month transition period from December 31, 2017 to March 31, 2018 (the “transition period” or “2018T”), fiscal year 2017 and fiscal year 2016. As noted below and under the heading “Annual Cash Incentives” above, for fiscal 2019, the MIC Plan award was multiplied by approximately 1.25 to address the change in fiscal year from the Saturday closest to December 31 of each year to the Saturday closest to March 31 of each year. As noted below and under the headings “Performance-Based Restricted Stock Units,” “Stock Options,” and “Retention and Special Awards,” above, in February 2018, the Committee approved long-term equity awards for our NEOs covering both the transition period and fiscal 2019. Due to the recent fiscal year change, the amounts shown reflect (i) performance-based restricted stock units (“PSUs”) granted in February 2018 in connection with transition period and fiscal 2019 compensation, (ii) stock options granted in February 2018 in connection with fiscal 2019 compensation, and (iii) service-based restricted stock units (“RSUs”) granted in February 2018 in connection with transition period compensation.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	STOCK AWARDS ($) (2)	OPTION AWARDS ($) (3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (4)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (5)	ALL OTHER COMPENSATION ($) (6)	TOTAL ($)

Steven E. Rendle,	2019	$1,200,000	$4,007,664	$3,793,137	$4,500,000	$4,120,125	$221,595	$17,842,521
Chairman, President and	2018T	296,154	1,945,668	-0-	1,109,700	1,373,375	192,766	4,917,663
Chief Executive Officer	2017	1,097,020	3,307,320	3,349,499	2,408,900	3,327,800	246,116	13,736,655
	2016	945,000	3,877,945	1,841,195	814,000	1,105,400	97,359	8,680,899

Scott A. Roe,	2019	850,000	1,220,929	1,155,532	1,700,000	2,556,075	108,075	7,590,611
Executive Vice President and	2018T	222,115	592,783	-0-	419,220	852,025	70,454	2,156,597
Chief Financial Officer	2017	749,520	2,892,449	903,839	983,851	1,377,500	77,536	6,984,695
	2016	675,000	724,391	710,183	407,000	553,900	50,058	3,120,532

Scott H. Baxter,	2019	750,000	796,244	753,608	1,032,342	-0-	201,043	3,533,237
Executive Vice President and	2018T	195,192	386,605	-0-	254,575	-0-	105,984	942,356
Group President – Outdoor and	2017	725,974	1,187,485	797,502	951,600	-0-	197,514	3,860,075
Action Sports Americas	2016	640,000	708,926	700,542	374,000	-0-	53,486	2,476,954

Kevin D. Bailey,(1) (7)	2019	600,000	530,856	502,416	954,850	-0-	450,610	3,038,732
Executive Vice President and	2018T	133,750	257,839	-0-	235,466	-0-	146,288	773,343
Group President – APAC

Martino Scabbia Guerrini,(1) (7)	2019	653,331	530,856	502,416	682,574	98,207	30,284	2,497,668
Executive Vice President and	2018T	170,087	257,839	-0-	168,323	24,748	7,571	628,568
Group President – EMEA

[1]

The cash compensation for Mr. Bailey is paid in U.S. dollars, other than certain perquisites which are paid in Hong Kong dollars. The perquisites compensation was converted into U.S. dollars at the average daily exchange rate for each respective period, as follows: in 2018T, 0.1278 U.S. dollars to the Hong Kong dollar and in 2019, 0.1275 U.S. dollars to the Hong Kong dollar. The cash compensation for Mr. Scabbia Guerrini is paid in Swiss francs. His cash compensation was converted into U.S. dollars at the average daily exchange rate for each respective period, as follows: in 2018T, 1.0541 U.S. dollars to the Swiss franc and in 2019, 1.0095 U.S. dollars to the Swiss franc.

[2]

The amounts shown for the restricted stock units in this column include the aggregate grant date fair value of the restricted stock unit awards computed in accordance with FASB ASC Topic 718. The valuation assumptions used are summarized in Note J to VF’s consolidated financial statements included in the Transition Report. Awards of PSUs for the three-year performance periods of 2016 through 2019, 2017 through 2020, and 2019 through 2021 were made to the named executive officers in 2016, 2017 and 2018, respectively, under the Mid-Term Incentive Plan described in footnote 3 to the Grants of Plan-Based Awards Table on page 37. The grant date fair value of PSUs is the sum of two separate valuations, the larger portion being the target payout based on the probable outcome of financial performance goals and the remaining portion being the fair value of the award based on relative total shareholder return. To calculate this, we (i) multiply the average of the high and the low price of VF Common Stock on the date of the award by the target number of PSUs to determine the portion of fair value based on financial performance goals, and (ii) use a Monte Carlo simulated fair value to determine the portion of fair value based on relative total shareholder return (for the awards granted in 2018, this amount was $4.61 per PSU at target). Assuming achievement of the financial performance goals at the maximum level, the grant date fair value of the PSU awards granted in 2018 with respect to fiscal 2019 compensation would have been as follows: Mr. Rendle, $7,782,669; Mr. Roe, $2,370,979; Mr. Baxter, $1,546,324; Mr. Bailey, $1,030,894; and Mr. Scabbia Guerrini, $1,030,894 (these amounts include the relative total shareholder return portion of grant date fair value, but that portion of fair value is not based on an assumed probable level of performance so does not change when fair value is shown assuming maximum performance).

Similarly, assuming achievement of the financial performance goals at the maximum level, the grant date fair value of the PSU

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    35

EXECUTIVE COMPENSATION
Summary Compensation Table

awards granted in 2018 with respect to transition period compensation would have been as follows: Mr. Rendle, $1,945,668; Mr. Roe, $592,967; Mr. Baxter, $386,605; Mr. Bailey, $257,840; and Mr. Scabbia Guerrini, $257,840. Dividend equivalents (without compounding) accrue on these PSUs subject to the same performance-based vesting requirements as apply to the PSUs.

Also included in this column are dollar amounts equal to the aggregate grant date fair value of RSUs awarded to Messrs. Rendle, Roe, Baxter, Bailey and Scabbia Guerrini, in 2018 with respect to transition period compensation, including, for Mr. Rendle, $943,752 (12,617 shares of RSUs, of which 50% vest in 2020 and the remainder vest in 2022), for Mr. Roe, $287,531 (3,844 shares of RSUs, of which 50% vest in 2020 and the remainder vest in 2022); for Mr. Baxter, $187,524 (2,507 shares of RSUs, of which 50% vest in 2020 and the remainder vest in 2022); for Mr. Bailey, $125,066 (1,672 shares of RSUs, of which 50% vest in 2020 and the remainder vest in 2022); and for Mr. Scabbia Guerrini, $125,066 (1,672 shares of RSUs, of which 50% vest in 2020 and the remainder vest in 2022). Fair value for each such share of restricted stock or each RSU was the average of the high and low price of VF Common Stock on the date of the award. For a discussion of the performance goals applicable to the PSU awards, as well as vesting, forfeiture and other terms, see the Compensation Discussion and Analysis on pages 19 – 33.

[3]

Options to purchase shares of VF Common Stock are granted under the Stock Plan. The terms of options granted under the Stock Plan are described in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End table on page 39. The values of the option awards in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and were estimated using a lattice option-pricing model, which incorporates a range of assumptions for inputs between the grant date of the option and date of expiration. The valuation assumptions used and the resulting weighted average value of stock options granted during the transition period is summarized in Note J to VF’s consolidated financial statements included in the Transition Report.

[4]

The amounts in this column represent cash awards earned under the VF MIC Plan. The general operation of the VF MIC Plan in the transition period and fiscal 2019 is described in footnote 2 to the Grants of Plan-Based Awards table on page 37.

[5]

The amounts reported in this column represent the aggregate positive change in the actuarial present value of the named executive officers’ accumulated benefits under all defined benefit and actuarial pension plans (including supplemental plans) in 2019 (including the transition period), 2017 and 2016. For Messrs. Rendle and Roe, the aggregate positive change for the transition period and fiscal 2019 was calculated over a fifteen-month period, with the amounts reported prorated across the relevant periods. Messrs. Baxter and Bailey do not participate in the defined benefit plans. Amounts in this column for Mr. Scabbia Guerrini were valued in Swiss francs and converted to U.S. dollars at the average daily exchange rate for each respective period, as follows: in 2018T, 1.0541 U.S. dollars to the Swiss franc and in 2019, 1.0095 U.S. dollars to the Swiss franc. See “Pension Benefits” on page 42 for a detailed discussion of VF’s pension benefits.

[6]

This amount includes VF’s matching contribution under the VF Executive Deferred Savings Plan for fiscal 2019 as follows: Mr. Rendle, $55,154; Mr. Roe, $39,173; Mr. Baxter, $34,558; and Mr. Bailey, $27,542. For the transition period, this amount includes VF’s matching contribution under the VF Executive Deferred Savings Plan as follows: Mr. Rendle, $143,265; Mr. Roe, $53,954; Mr. Baxter, $50,634; and Mr. Bailey, $15,550. For Messrs. Rendle, Roe, Baxter and Bailey in fiscal 2019, the amount also includes VF’s payment of the cost of financial planning services, and for Messrs. Rendle and Baxter in fiscal 2019 the amount also includes VF’s payment of the cost of an annual physical. This amount also includes VF’s matching contribution under the VF 401k Plan for fiscal 2019 as follows: Mr. Rendle, $16,615; Mr. Roe, $11,769; Mr. Baxter, $10,385; and Mr. Bailey, $8,308. For the transition period, this amount also includes VF’s matching contribution in the amount of $16,500 under the VF 401k Plan to each of Messrs. Rendle, Roe, Baxter, and Bailey. For Messrs. Rendle, Roe and Baxter, this amount also includes a tax gross-up payment for his financial planning services of $3,559, $3,470 and $2,225, respectively, in 2019. For Messrs. Rendle and Baxter, this amount also includes a tax gross-up payment for his annual physical of $1,560 and $1,388, respectively, in 2019. For Messrs. Rendle, Roe and Baxter, this amount also includes a relocation expense reimbursement of $514, $20,185 and $49,745, respectively, and a related tax gross-up payment in the amount of $208, $11,287 and $40,617, respectively, in 2019. For Mr. Baxter, this amount also includes a $57,700 transitional allowance in connection with his relocation in 2019, and a $38,850 transitional allowance for the transition period. For Mr. Bailey in fiscal 2019, this amount includes a cost of living allowance in the amount of $37,693, a housing allowance in the amount of $228,731, a transportation allowance of $13,771, a travel expense reimbursement of $7,805, and estimated foreign (Hong Kong) tax payments of $123,381. For Mr. Bailey in the transition period, this amount includes a cost of living allowance in the amount of $12,810, a housing allowance in the amount of $56,612, a transportation allowance of $4,601, a travel expense reimbursement of $13,106, and estimated foreign (Hong Kong) tax payments of $27,109. Certain amounts in this column for Mr. Bailey were paid in Hong Kong dollars and converted to U.S. dollars at the average daily exchange rate for each respective period, as follows: in 2018T, 0.1278 U.S. dollars to the Hong Kong dollar and in 2019, 0.1275 U.S. dollars to the Hong Kong dollar. For Mr. Scabbia Guerrini in fiscal 2019, this amount includes a transportation allowance of $6,057 and a representation allowance of $24,228. For Mr. Scabbia Guerrini in the transition period, this amount includes a transportation allowance of $1,514 and a representation allowance of $6,054. Amounts in this column for Mr. Scabbia Guerrini were paid in Swiss francs and converted to U.S. dollars at the average daily exchange rate of 1.0095 U.S. dollars to the Swiss franc. This amount includes use of company aircraft in fiscal 2019 by Mr. Rendle of $137,665 and Mr. Roe of $17,940. For the transition period, this amount includes use of company aircraft by Mr. Rendle of $33,001. The cost of the personal use of aircraft was calculated based on the aggregate incremental cost to VF based on an hourly charge for VF’s aircraft that includes fuel, maintenance, salaries, ramp fees and landing fees. Family members of executives and their invited guests occasionally fly on VF aircraft as additional passengers on business flights. In those cases, there is no aggregate incremental cost to VF for the family member or guest, although taxable income is imputed to the individual.

[7]	Neither Mr. Bailey nor Mr. Scabbia Guerrini was a named executive officer for the fiscal years ended December 31, 2016 and December 30, 2017.

36     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION

2019 Grants of Plan-Based Awards

The following table sets forth all grants of plan-based awards made to our NEOs during the transition period and fiscal 2019. For further discussion regarding the grants, see the Compensation Discussion and Analysis on pages 19 – 33.

NAME	DATE OF BOARD APPROVAL OF AWARDS (1)	GRANT DATE OF EQUITY AWARDS (1)	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (3)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDER- LYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS (1) ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Mr. Rendle	2/12/2018		-0-	$2,250,000	$4,500,000
	2/12/2018		-0-	554,850	1,109,700
	2/12/2018	2/21/2018				-0-	50,468	113,553				$4,007,664(4)
	2/12/2018	2/21/2018				-0-	12,617	28,388				1,001,916(5)
	2/12/2018	2/21/2018								247,271	$74.80	3,793,137(6)
	2/12/2018	2/21/2018							12,617			943,752(7)
Mr. Roe	2/12/2018		-0-	850,000	1,700,000
	2/12/2018		-0-	209,610	419,220
	2/12/2018	2/21/2018				-0-	15,375	34,594				1,220,929(4)
	2/12/2018	2/21/2018				-0-	3,844	8,649				305,252(5)
	2/12/2018	2/21/2018								75,328	74.80	1,155,532(6)
	2/12/2018	2/21/2018							3,844			287,531(7)
Mr. Baxter	2/12/2018		-0-	675,000	1,350,000
	2/12/2018		-0-	166,455	332,910
	2/12/2018	2/21/2018				-0-	10,027	22,561				796,244(4)
	2/12/2018	2/21/2018				-0-	2,507	5,641				199,081(5)
	2/12/2018	2/21/2018								49,127	74.80	753,608(6)
	2/12/2018	2/21/2018							2,507			187,524(7)
Mr. Bailey	2/12/2018		-0-	500,000	1,000,000
	2/12/2018		-0-	123,300	246,600
	2/12/2018	2/21/2018				-0-	6,685	15,041				530,856(4)
	2/12/2018	2/21/2018				-0-	1,672	3,762				132,774(5)
	2/12/2018	2/21/2018								32,752	74.80	502,416(6)
	2/12/2018	2/21/2018							1,672			125,066(7)
Mr. Scabbia Guerrini	2/12/2018		-0-	442,273	884,546
	2/12/2018		-0-	109,064	218,128
	2/12/2018	2/21/2018				-0-	6,685	15,041				530,856(4)
	2/12/2018	2/21/2018				-0-	1,672	3,762				132,774(5)
	2/12/2018	2/21/2018								32,752	74.80	502,416(6)
	2/12/2018	2/21/2018							1,672			125,066(7)

[1]

All equity awards are granted under the VF Stock Plan. Under the Stock Plan, the exercise price of stock options is the fair market value on the date of grant. “Fair market value” is defined under the Stock Plan as the average of the reported high and low sales price of VF Common Stock on the date of grant. The average of the high and the low sales price on February 21, 2018, the award date, was $74.80. The closing price was $74.50. The Compensation Committee’s policy under the Stock Plan is to fix the date of grant of the options and performance-based equity awards as the third business day after VF announces its earnings for the previously completed fiscal year or quarter depending upon whether the award is an annual award or a mid-year award.

[2]

The amounts in these columns represent the threshold, target and maximum annual incentive awards under the MIC Plan, as described above in the Compensation Discussion and Analysis on pages 19 – 33. Depending upon the level of achievement of each of the specified performance goals, annual cash awards could range from 0% to 200% of the targeted incentive opportunity for each MIC Plan participant. Mr. Scabbia Guerrini’s target has been converted to U.S. dollars from Swiss francs based on the average daily exchange rates for fiscal 2019 of 1.0095 U.S. dollars to the Swiss franc.

[3]

The amounts in these columns represent the threshold, target and maximum PSU awards under the Mid-Term Incentive Plan (“MTIP”). These PSUs were granted to the named executive officers for the three-year performance period of April 1, 2018 through April 3, 2021 in connection with transition period and fiscal 2019 compensation.

Depending on the average level of achievement of certain performance goals during the three years of the performance period, payouts of awards could range up to a maximum of 200% of the target award, and potentially plus or minus 25% of the target award depending on VF’s total shareholder return as compared to the total shareholder return of S&P 500 companies over the performance period, for a

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    37

EXECUTIVE COMPENSATION
2019 Grants of Plan-Based Awards

total maximum payout of 225% of the target award. For a discussion of the performance goals applicable to the MTIP awards, as well as vesting, forfeiture and other terms, see the Compensation Discussion and Analysis on pages 19 – 33.

[4]

The Compensation Committee approved the award of PSUs in connection with fiscal 2019 compensation for the three-year performance period of April 1, 2018 through April 3, 2021. The aggregate fair value of the PSUs was computed in accordance with FASB ASC Topic 718. See footnote 2 to the Summary Compensation Table. The assumptions used are summarized in Note J to VF’s consolidated financial statements included in the Transition Report.

[5]

The Compensation Committee approved the award of PSUs in connection with transition period compensation with performance calculated over the three-year performance period of April 1, 2018 through April 3, 2021. The aggregate fair value of the PSUs was computed in accordance with FASB ASC Topic 718. See footnote 2 to the Summary Compensation Table. The assumptions used are summarized in Note J to VF’s consolidated financial statements included in the Transition Report.

[6]

The fair value on the date of grant of each option award was computed in accordance with FASB ASC Topic 718. The terms of options are described in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End Table. The assumptions used and the resulting weighted average fair value of stock options granted during the transition period are summarized in Note J to VF’s consolidated financial statements included in the Transition Report.

[7]

The Compensation Committee approved the award of service-based RSUs in connection with transition period compensation, with 50% of the RSUs vesting in 2020 and 50% vesting in 2022. The aggregate fair value of the RSUs was computed in accordance with FASB ASC Topic 718. See footnote 2 to the Summary Compensation Table. The assumptions used are summarized in Note J to VF’s consolidated financial statements included in the Transition Report. Vesting, forfeiture and other terms of this award are described in the Compensation Discussion and Analysis on pages 19 – 33.

38     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End 2019

	OPTION AWARDS (1)					STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (2)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (2)(4)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (4)
Steven E. Rendle	2/20/2013	64,996	-0-	$40.49	2/19/2023
	2/19/2014	51,911	-0-	56.79	2/18/2024
	2/18/2015	63,198	-0-	75.35	2/17/2025
	7/28/2015	32,052	-0-	74.64	7/27/2025
	2/23/2016	144,748	-0-	61.29	2/22/2026	35,465	(9)	$3,082,305
	2/22/2017	212,870	106,434	53.47	2/21/2027				83,066	(5)	$7,219,259
	2/21/2018	82,424	164,847	74.80	2/20/2028	12,997	(8)	1,129,612	71,160	(6)	6,184,505
									17,790	(7)	1,546,126
Scott A. Roe	2/19/2014	21,388	-0-	56.79	2/18/2024
	2/18/2015	35,110	-0-	75.35	2/17/2025
	2/23/2016	55,832	-0-	61.29	2/22/2026
	2/22/2017	57,442	28,720	53.47	2/21/2027	39,627	(10)	3,443,976	22,415	(5)	1,948,068
	2/21/2018	25,110	50,218	74.80	2/20/2028	3,960	(8)	344,157	21,679	(6)	1,884,100
									5,420	(7)	471,056
Scott H. Baxter	7/22/2014	-0-	-0-			33,512	(11)	2,912,528
	2/18/2015	47,398	-0-	75.35	2/17/2025
	2/23/2016	55,832	-0-	61.29	2/22/2026
	2/22/2017	50,684	25,341	53.47	2/21/2027	7,926	(11)	688,814	19,778	(5)	1,718,912
	2/21/2018	16,376	32,751	74.80	2/20/2028	2,583	(8)	224,454	14,138	(6)	1,228,740
									3,535	(7)	307,216
Kevin D. Bailey	2/20/2013	19,796	-0-	40.49	2/19/2023
	2/19/2014	14,535	-0-	56.79	2/18/2024
	2/18/2015	18,082	-0-	75.35	2/17/2025
	2/23/2016	21,299	-0-	61.29	2/22/2026
	2/22/2017	23,653	11,826	53.47	2/21/2027	15,000	(12)	1,303,650	9,230	(5)	802,167
	2/21/2018	10,918	21,834	74.80	2/20/2028	1,722	(8)	149,696	9,426	(6)	819,201
									2,358	(7)	204,892
Martino Scabbia Guerrini	2/20/2013	29,544	-0-	40.49	2/19/2023
	2/19/2014	21,388	-0-	56.79	2/18/2024
	2/18/2015	18,082	-0-	75.35	2/17/2025
	2/23/2016	21,299	-0-	61.29	2/22/2026
	7/26/2016	-0-	-0-			9,000	(13)	782,190
	2/22/2017	23,653	11,826	53.47	2/21/2027				9,230	(5)	802,167
	2/21/2018	10,918	21,834	74.80	2/20/2028	1,722	(8)	149,696	9,426	(6)	819,201
									2,358	(7)	204,892

[1]

All of the options are non-qualified stock options awarded under the Stock Plan. Each option becomes vested and exercisable in thirds on the first, second and third anniversaries of the date of grant. Options generally become fully vested and exercisable upon the executive’s death or termination of the executive’s employment due to disability or in the event of certain terminations following

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    39

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End 2019

a change in control of VF. All options have a ten-year term but, in the event of certain terminations of the optionee’s employment, the options generally expire on an accelerated basis, as follows: 36 months after retirement, death or termination due to disability; at the end of the period severance payments are made (if any) in the case of involuntary termination; and at the time of any voluntary termination.

[2]

For all restricted stock and restricted stock units awarded in 2018 and later, dividends are reinvested at the dividend payment date in additional shares that are subject to the same restrictions as the original award. For restricted stock units awarded prior to 2018, dividend equivalents accrue as cash amounts until vesting and payout, at which time such amounts are paid in additional shares of stock calculated by dividing the accrued dividend equivalents by the average of the high and low price of a share of VF Common Stock on the date the award is paid out. Dividend equivalents are not compounded.

[3]

The market value of restricted awards reported in this column was computed by multiplying $86.91, the closing market price of VF’s stock at March 29, 2019, by the number of shares or units of stock awarded. For restricted stock awards, the amount also includes the value of accrued dividends as of that date.

[4]

The number of shares or units and values in these columns assumes an achievement level at the target of 141% of the target amount, which was the actual level of achievement for the three-year performance period ended March 30, 2019. The final level of achievement for the awards in these columns may differ. The number of RSUs was calculated by multiplying 141% by the target number of RSUs awarded, and the dollar value was calculated by multiplying 141% of the target number of RSUs awarded (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares) by $86.91, the closing market price of VF Common Stock at March 29, 2019. For a discussion of vesting, forfeiture and other terms applicable to the RSUs, see the Compensation Discussion & Analysis on pages 19 – 33.

[5]

This number represents the number of RSUs that were awarded under the MTIP by the Compensation Committee in 2017 for the three-year performance period ending December 2019 multiplied by an assumed achievement level of 141% (rounded to the nearest whole number of shares). At an achievement level of 225% (the maximum), the number of RSUs and the corresponding value would be as follows (the number of shares is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares): Mr. Rendle: 132,552 RSUs with a value of $11,520,094; Mr. Roe: 35,768 RSUs with a value of $3,108,619; Mr. Baxter: 31,561 RSUs with a value of $2,742,945; Mr. Bailey: 14,729 RSUs with a value of $1,280,054; and Mr. Scabbia Guerrini: 14,729 RSUs with a value of $1,280,054.

[6]

This number represents the number of RSUs that were awarded under the MTIP by the Compensation Committee in 2018 for the three-year performance period ending March 2021 multiplied by an assumed achievement level of 141% (rounded to the nearest whole number of shares). At an achievement level of 225% (the maximum), the number of RSUs and the corresponding value would be as follows (the number of shares is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares): Mr. Rendle: 113,553 RSUs with a value of $9,868,891; Mr. Roe: 34,594 RSUs with a value of $3,006,543; Mr. Baxter: 22,561 RSUs with a value of $1,960,755; Mr. Bailey: 15,041 RSUs with a value of $1,307,235; and Mr. Scabbia Guerrini: 15,041 RSUs with a value of $1,307,235.

[7]

This number represents the number of RSUs that were awarded under the MTIP by the Compensation Committee in 2018 for the 2018 transition period with performance measured over the three-year performance period ending March 2021 multiplied by an assumed achievement level of 141% (rounded to the nearest whole number of shares). At an achievement level of 225% (the maximum), the number of RSUs and the corresponding value would be as follows (the number of shares is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares): Mr. Rendle: 28,388 RSUs with a value of $2,467,223; Mr. Roe: 8,649 RSUs with a value of $751,685; Mr. Baxter: 5,641 RSUs with a value of $490,238; Mr. Bailey: 3,762 RSUs with a value of $326,955; and Mr. Scabbia Guerrini: 3,762 RSUs with a value of $326,955.

[8]

The number represents the number of time vesting RSUs that were awarded under the Stock Plan by the Compensation Committee in 2018 to the following named executive officers: Mr. Rendle, 12,617 RSUs; Mr. Roe, 3,844 RSUs; Mr. Baxter, 2,507 RSUs; Mr. Bailey, 1,672 RSUs; and Mr. Scabbia Guerrini, 1,672 RSUs. Time vesting awards vest 50% in 2020 and 50% in 2022.

[9]

Mr. Rendle received an award of 32,632 shares of restricted stock in 2016. These shares of restricted stock vest in 2021, provided that Mr. Rendle remains an employee of VF (except a pro rata portion of the award would vest in the event of termination due to death or disability and the award would vest upon certain terminations following a change in control of VF). Dividends on these shares of restricted stock are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

[10]

Mr. Roe received an award of 37,404 shares of restricted stock in 2017. These shares of restricted stock vest in 2021, provided that Mr. Roe remains an employee of VF (except a pro rata portion of the award would vest in the event of termination due to death or disability and the award would vest upon certain terminations following a change in control of VF). Dividends on these shares of restricted stock are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

[11]

Mr. Baxter received awards of 30,000 and 7,481 shares of restricted stock in 2014 and 2017, respectively. These shares of restricted stock vest in 2019 and 2021, respectively, provided that Mr. Baxter remains an employee of VF or, following the effective date of the Spin-off, Kontoor (except a pro rata portion of the awards would vest in the event of termination due to death or disability and the awards would vest upon certain terminations following a change in control of VF). Dividends on these shares of restricted stock are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

40     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End 2019

[12]

Mr. Bailey received an award of 15,000 restricted stock units in 2017 that vest in 2021, provided that Mr. Bailey remains an employee of VF for the term of the award (except a pro rata portion of the award would vest in the event of termination due to death or disability and the award would vest upon his termination following a change in control of VF). Dividend equivalents (without compounding) accrue on these restricted stock units, but are subject to vesting of the award. Upon payout of the award, dividend equivalents will be paid in additional shares of stock calculated by dividing the accrued dividend equivalents by the average of the high and low share price on the date the award is paid out. Dividend equivalents accrued (and the related number of additional restricted stock units) as of March 29, 2019, were valued at $61,800 (approximately 711 units).

[13]

Mr. Scabbia Guerrini received an award of 9,000 restricted stock units in 2016 that vest in 2020, provided that Mr. Scabbia Guerrini remains an employee of VF for the term of the award (except a pro rata portion of the award would vest in the event of termination due to death or disability and the award would vest upon his termination following a change in control of VF). Dividend equivalents (without compounding) accrue on these restricted stock units, but are subject to vesting of the award. Upon payout of the award, dividend equivalents will be paid in additional shares of stock calculated by dividing the accrued dividend equivalents by the average of the high and low share price on the date the award is paid out. Dividend equivalents accrued (and the related number of additional restricted stock units) as of March 29, 2019, were valued at $44,190 (approximately 508 units).

2019 Option Exercises and Stock Vested

The following table provides information for our NEOs regarding stock option exercises and stock award vesting during the transition period and fiscal 2019.

	OPTION AWARDS		STOCK AWARDS (2)
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Steven E. Rendle	140,168	$7,437,967	47,373	$4,275,848
Scott A. Roe	49,640	2,416,523	32,466	2,869,171
Scott H. Baxter	182,895	7,519,144	16,469	1,497,843
Kevin D. Bailey	15,000	615,363	19,458	1,693,635
Martino Scabbia Guerrini	20,096	958,579	19,160	1,584,228

[1]

The dollar amount realized upon exercise of stock options was calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options.

[2]

These columns report the number and value of earned awards of RSUs under the MTIP, including accrued dividends, as generally described in footnote 3 to the Grants of Plan-Based Awards table on page 37, for the three-year period ended March 30, 2019. The number and value of the RSUs were calculated following the determination by the Compensation Committee on May 13, 2019 of the level of achievement for the performance period. The aggregate dollar amount reported as vested was computed by multiplying the number of RSUs by $90.80, the fair market value of the underlying shares on May 13, 2019, the determination date (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares). No amounts reported in these columns were deferred by the executive officers. Settlement of the awards under the MTIP was delayed by VF until completion of the Spin-off. The fair market value is defined under the Stock Plan to be the average of the high and low price of VF Common Stock on the applicable date. For Mr. Rendle, the amounts in these columns also include $392,797, the fair market value of 4,200 shares of restricted stock, plus 408 shares of restricted stock resulting from accumulated dividends on the restricted stock, at the time of vesting in July 2018. For Mr. Roe, the amounts in these columns also include $1,371,328, the fair market value of 14,500 shares of restricted stock, plus 1,470 shares of restricted stock resulting from accumulated dividends on the restricted stock, at the time of vesting in February 2019. For Mr. Bailey, the amounts in these columns also include $1,122,186, the fair market value of 12,000 shares of restricted stock, plus 1,165 shares of restricted stock resulting from accumulated dividends on the restricted stock, at the time of vesting in July 2018. For Mr. Scabbia Guerrini, the amounts in these columns also include $1,012,779, the fair market value of 12,000 shares of restricted stock units, plus 867 shares of restricted stock units resulting from accumulated dividend equivalents on the restricted stock units, at the time of vesting in February 2018.

PENSION BENEFITS

VF sponsors and maintains the VF Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit plan that covers most of VF’s U.S.-based employees who were employed by VF on or before December 31, 2004, including Messrs. Rendle and Roe. Mr. Scabbia Guerrini has pension benefits under the VF International SAGL pension fund in Switzerland (the “Swiss Pension Plan”) that covers virtually all Swiss-based employees of VF International SAGL over 25 years of age. Benefits under the Pension Plan are calculated by reference to the employee’s “average annual

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    41

EXECUTIVE COMPENSATION
Pension Benefits

compensation”, which is his or her average annual salary and annual incentive compensation from January 1, 2014, with no less than five years immediately preceding retirement included in the average. Effective December 31, 2018, the Pension Plan ceased to recognize any future service performance and any eligible compensation paid for purposes of calculating participant accrued benefits under the Pension Plan (i.e., no additional benefits accrue after such date). As of December 31, 2018, Messrs. Rendle and Roe were the only NEOs who participated in the Pension Plan.

There are two formulas for computing benefits under the Pension Plan. The “normal retirement” formula is used for employees who qualify for “early retirement” under the Pension Plan upon termination, by being credited with at least ten years of service with VF and having attained age 55. The named executive officers who participate in the Pension Plan are eligible for nonforfeitable benefits under the Pension Plan and the VF Supplemental Executive Retirement Plan (“SERP”).

The SERP is an unfunded, nonqualified plan for eligible employees primarily designed to restore benefits lost under the Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code (the “Code”). The combined retirement income from the Pension Plan and the SERP for each of the eligible named executive officers, upon retirement at age 65, would be an amount equal to his or her Pension Plan benefit calculated (i) without regard to any limitation imposed by the Code or ERISA, (ii) without regard to his participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan, (iii) on the basis of the average of the highest three years of his salary and annual incentive compensation during the ten-year period immediately preceding retirement, and (iv) without deduction or offset of Social Security benefits. For purposes of the table below, the “normal retirement” formula has been used for determining the SERP benefits of all of the named executive officers who participate in the Pension Plan, regardless of whether they otherwise qualify for “early retirement” under the Pension Plan. Payments under the SERP with respect to the period prior to December 31, 2004 are payable in monthly payments or in a lump sum, and payments with respect to the period after December 31, 2004 are payable in a lump sum.

At the end of December 2014 the Pension Plan and SERP were modified such that for certain executives, including the named executive officers, benefits would be frozen in the Pension Plan and would instead accrue in the SERP, and therefore accrued benefits under the SERP will increase at a higher rate for service and earnings after December 31, 2014 and before January 1, 2019. Effective December 31, 2018, the SERP ceased to recognize any future service and any eligible compensation paid for purposes of calculating participant accrued benefits under the SERP (i.e., no additional benefits accrue after such date). As of December 31, 2018, Messrs. Rendle and Roe were the only NEOs who participated in the SERP, and none of our other NEOs have ever participated in the SERP.

The assumptions underlying the present values of the eligible U.S.-based named executive officers’ pension benefits are the assumptions used for financial statement reporting purposes and are set forth in Note 15 to VF’s Consolidated Financial Statements in its Annual Report on Form 10-K for the fiscal year ended March 30, 2019, except that retirement age is assumed to be age 65, the normal retirement age specified in the Pension Plan.

2019 Pension Benefits Table

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#) (1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)		PAYMENTS DURING LAST FISCAL YEAR ($)
Steven E. Rendle (3)	VF Corporation Pension Plan	17	$ 594,100	(2)	-0-
	Supplemental Executive Retirement Plan	17	12,305,600	(2)	-0-
Scott A. Roe	VF Corporation Pension Plan	22	686,200	(2)	-0-
	Supplemental Executive Retirement Plan	22	6,057,200	(2)	-0-
Scott H. Baxter (4)	VF Corporation Pension Plan	-0-	-0-		-0-
	Supplemental Executive Retirement Plan	-0-	-0-		-0-
Kevin D. Bailey (4)	VF Corporation Pension Plan	-0-	-0-		-0-
	Supplemental Executive Retirement Plan	-0-	-0-		-0-
Martino Scabbia Guerrini	Pension Fund of VF International SAGL in Switzerland	13	848,012	(5)	-0-

42     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION
2019 Pension Benefits Table

[1]

As discussed above, the Pension Plan and SERP were frozen effective December 31, 2018, and no additional service credit will accrue after that date. All years of service reflected in this column for Messrs. Rendle and Roe include service until December 31, 2018. The number of years of service credited to Mr. Scabbia Guerrini under the Swiss Pension Plan was computed as of the same measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year completed March 30, 2019.

[2]

The amounts in this column are the actuarial present value of the named executive officer’s accumulated benefit under each plan, computed as of the same Plan measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year completed March 30, 2019.

[3]

Mr. Rendle was eligible for early retirement on March 30, 2019. The early retirement benefit for an eligible executive is equivalent to the accumulated benefit amount payable at age 65 reduced for early commencement at the rate of five percent (5%) per year for each year prior to such executive’s attainment of age 65. At March 30, 2019, Mr. Rendle was age 59.

[4]	Mr. Baxter and Mr. Bailey do not participate in these plans.

[5]

The amount for Mr. Scabbia Guerrini under the Swiss Pension Plan was calculated in Swiss francs and converted to U.S. dollars using an exchange rate of 1.0095 U.S. dollars to the Swiss franc, the average daily exchange rate for fiscal 2019. The amount is the actual account value of the portion contributed by VF into the Swiss Pension Plan during the transition period and fiscal 2019. Under the Swiss Pension Plan, employee and employer together contribute a percentage of the employee’s base salary up to the maximum pensionable salary depending on the employee’s age. The portion of the contribution made by employer and employee depends on the category of the employee. In addition, Mr. Scabbia Guerrini periodically makes voluntary discretionary contributions to the plan. The annual post-retirement benefit under the Swiss Pension Plan is calculated as a percentage of the accumulated capital in the Swiss Pension Plan for the employee at the time the employee retires. In the event the employee retires earlier than the regular retirement age (which is currently 65 years of age for men), the percentage is reduced. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum; any funds taken as a lump sum reduce the remaining capital and, as a result, the amount of the annual payments. Because of the way benefits are calculated under the Swiss Pension Plan it is not possible to express the pension benefits as a percentage of the last or an average salary.

NONQUALIFIED DEFERRED COMPENSATION

VF senior executives, including the named executive officers other than Mr. Scabbia Guerrini, who is not based in the U.S., are permitted to defer compensation under the VF Corporation Executive Deferred Savings Plan (the “EDSP”).

In 2015, the terms of the EDSP were amended to permit an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual compensation in excess of the IRS annual compensation limit for 401k contributions ($275,000 for calendar year 2018 and $280,000 for calendar year 2019) (but not more than 50% of the executive’s annual salary and 75% of the executive’s annual cash incentive payment). A participating executive’s account was also credited with matching credits equal to 100% on the first 6% of annual compensation deferred by the executive for the year. Compensation below the IRS annual compensation limit are eligible for contributions to the 401k Plan. The 401k Plan is a broad-based tax-qualified defined contribution plan for most U.S. employees of VF. A participant is credited with matching contributions equal to 100% on the first 6% of the annual compensation contributed by the participant to the 401k Plan, up to the IRS annual compensation limit of $275,000 for calendar year 2018 and $280,000 for calendar year 2019.

Accounts deferred after January 1, 2005 are payable in either a lump sum or in up to ten annual installments following termination of employment, as elected by the executive at the time of deferral. With respect to accounts prior to January 1, 2005, an executive may request, subject to VF approval, distribution in a lump sum or in up to ten annual installments following termination of employment. Prior to termination of employment, an executive may receive a distribution of the executive’s deferred account upon an unexpected financial hardship.

Accounts under the EDSP are credited with earnings and losses based on certain hypothetical investments selected by the executive. The hypothetical investment alternatives available to executives include various mutual funds as well as a VF Common Stock fund. Executives may change such hypothetical investment elections on a daily basis (although executive officers of VF are generally restricted in changing their hypothetical investment elections with respect to the VF Common Stock fund).

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    43

EXECUTIVE COMPENSATION

2019 Nonqualified Deferred Compensation

NAME	EXECUTIVE CONTRIBUTIONS IN 2019 ($) (1)	VF CONTRIBUTIONS IN 2019 ($) (2)	AGGREGATE EARNINGS IN 2019 ($) (3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT MARCH 30, 2019 ($) (4)
Steven E. Rendle	$198,419	$198,419	$115,117	-0-	$2,740,583
Scott A. Roe	93,127	93,127	45,433	-0-	1,698,206
Scott H. Baxter	749,037	85,192	14,296	-0-	4,547,943
Kevin D. Bailey	43,092	43,092	15,196	-0-	638,891
Martino Scabbia Guerrini	-0-	-0-	-0-	-0-	-0-

[1]

Amounts reported in this column are included as salary and non-equity incentive compensation in the Summary Compensation Table on page 35 for the transition period and fiscal 2019. The type of compensation permitted to be deferred is cash compensation.

[2]

Amounts reported in this column are included as All Other Compensation in the Summary Compensation Table on page 35 for the transition period and fiscal 2019. The matching contribution for qualified executives is 100% on the first 6% of compensation deferred by the named executive officer under the EDSP (for compensation in excess of the 401k contribution limit, which was $275,000 in calendar year 2018 and $280,000 in calendar year 2019).

[3]

This column includes earnings and (losses) on deferred compensation balances for the transition period and fiscal 2019. Such amounts are not “above-market” or “preferential” and therefore are not reported as compensation in the Summary Compensation Table on page 35.

[4]

This column reflects the aggregate of salary and non-equity incentive awards deferred by each named executive officer during his career with VF plus the aggregate amount of contributions by VF and the investment earnings thereon. Amounts deferred each year by the named executive officers have been reported in the Summary Compensation Tables in VF’s proxy statements in the year earned to the extent the executive was a named executive officer for purposes of proxy statement disclosure.

Potential Payments Upon Change in Control, Retirement or Termination of Employment

The following section describes payments that would be made to each of the named executive officers and related benefits as a result of (i) a termination of service in the event of a change in control of VF, (ii) the executive’s retirement, (iii) the executive’s termination by VF without “cause”, (iv) the executive’s termination by VF with “cause”, or (v) the executive’s resignation, assuming these events occurred on March 30, 2019.

The descriptions below do not include the following amounts that the executives also would have received in all termination scenarios:

(a)	retirement benefits, the present value of which is disclosed in the Pension Benefits Table on page 42,

(b)	the aggregate balance disclosed in the Nonqualified Deferred Compensation table above,

(c)	the executive’s MIC Plan payment for the year ended March 30, 2019, as disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 35, or

(d)

the value of the executive’s vested “in-the-money” unexercised stock options; the executive would be able to realize such value by exercise of the options prior to any termination, or the executive could retain the options after termination in all termination scenarios except termination by VF without “cause” with no severance, resignation not qualifying as a retirement or termination by VF with “cause”.

The named executive officers, other than Mr. Scabbia Guerrini, do not have employment contracts with VF; all of their potential payments outlined below are defined in benefit plan documents described in this proxy statement. Under Mr. Scabbia Guerrini’s 2006 employment agreement and Swiss law, he would receive six months of base salary and a pro rata amount of his annual incentive bonus which would have been earned for the year of termination in the event of his termination without cause. As described below under “Payments Upon Retirement,” as a result of retirement executives do not receive enhanced benefits other than under the terms of certain equity awards, pursuant to which an executive who is eligible for retirement would not forfeit his awards due to retirement.

44     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION
Potential Payments Upon Change in Control, Retirement or Termination of Employment

POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL OF VF

VF has entered into Change-in-Control Agreements with the named executive officers. These Agreements provide severance benefits to the executives only if their employment is terminated by VF without cause or for good reason by the executive within the 24-month period after a change in control of VF. “Good reason” for this purpose means a material reduction in the executive’s authority or duties, budget or compensation; a requirement that the executive relocate anywhere not mutually acceptable to the executive and VF; or a breach by VF of the Agreement. The Agreements have a term of three years with automatic annual extensions. The Agreements may be terminated by VF, unless VF has knowledge that a third party intends to effect a change in control of VF and, if a change in control has occurred, the agreements may not be terminated until two years after the change in control.

Generally, severance benefits payable to the named executive officers include a lump-sum payment of an amount equal to 2.99 times the sum of the executive’s current annual salary plus the highest amount of annual incentive awarded to the executive during the three fiscal years prior to the date on which the executive’s employment is terminated following a change in control of VF (but not less than the target annual incentive for the year of termination). Under the terms of the Agreements or the Stock Plan, upon a qualifying termination, the executives would also be entitled to supplemental benefits, such as payment of a pro rata portion of non-equity incentive compensation, accelerated vesting of stock options, accelerated lapse of restrictions on restricted stock units and restricted stock, lump-sum payments under the VF SERP for U.S.-based executives, continued life and medical insurance for specified periods after termination, entitlements under retirement plans and a lump-sum payment upon attaining retirement age. In the case of RSUs under the MTIP, the RSUs would be deemed earned based on the actual performance achieved through the date of termination projected for the entire performance cycle (except if performance in completed years is below-target the uncompleted years are projected at target), and such RSUs would vest in full (without proration).

Except as described below, the total payments to be made to an executive in the event of termination of employment upon a change in control of VF potentially could exceed the level of “parachute payments” (as that term is defined in the Code) that would trigger the “golden parachute excise tax,” which could result in imposition of excise taxes on the executive and loss of tax deductibility for VF. Mr. Baxter would receive additional payments under his Agreement to reimburse him for any such excise taxes and other increased taxes, penalties and interest resulting from any payments under his Agreement by reason of such payments being treated as excess parachute payments. However, if the parachute payments exceed the maximum amount that could be paid to the executive without giving rise to an excise tax, but are less than 105% of such amount, then no gross-up will be paid and the parachute payments will be reduced to just below such amount. In the case of Messrs. Rendle, Roe and Bailey, if the excise tax would apply, each would receive the full payments (without gross-up) or the payments would be reduced to an amount just below the level triggering excise tax, whichever alternative results in the greater after-tax value to the recipient.

A “change in control” under the Agreements would include any of the following events, subject to certain exceptions described in the Agreements:

(A)	an outside party acquires 20% of VF’s voting securities;

(B)

members of the VF Board of Directors on the date of the Agreement, together with new members approved to join the Board by 75% of the “Incumbent Board” as defined in the Agreements, no longer constitute a majority of the Board; or

(C)	consummation of a plan or agreement providing for a merger or consolidation of VF if VF’s shareholders before the transaction no longer hold 65% or more of the voting power after the transaction.

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    45

EXECUTIVE COMPENSATION
Potential Payments Upon Change in Control, Retirement or Termination of Employment

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL AND RELATED BENEFITS(1,2)

If the named executives’ employment had been terminated by VF without cause or by the executives for good reason (as defined above) following a change in control of VF, assuming the triggering event occurred on March 30, 2019, the executives would be entitled to receive the following estimated amounts.

NAME	SEVERANCE AMOUNT (3)	STOCK AWARDS (4)	UNVESTED STOCK OPTIONS (5)	ESTIMATED VALUE OF BENEFIT CONTINUATION (6)	LUMP-SUM SERP BENEFIT (7)	EXCISE TAX GROSS-UP ON CHANGE IN CONTROL	TOTAL
Mr. Rendle	$17,043,000	$17,857,726	$-0-	$121,500	$2,685,830	-0-	$37,708,055
Mr. Roe	7,624,500	7,970,289	1,568,559	74,250	1,768,219	-0-	19,005,817
Mr. Baxter	5,329,203	7,122,903	1,244,036	62,735	-0-	-0-	13,758,876
Mr. Bailey	4,649,002	3,126,921	-0-	59,323	-0-	-0-	7,835,246
Mr. Scabbia Guerrini (8)	4,047,779	2,737,514	659,871	36,000	-0-	-0-	7,481,165

[1]

These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a change in control were to occur and the executive’s employment were terminated by VF without cause or by the executive with good reason. The table reflects the amount that could be payable under the various arrangements assuming that the change in control had occurred at March 30, 2019, and the executive’s employment had been terminated on that date, including a gross-up for certain taxes in the event that any payments made in connection with a change in control of VF would be subject to the excise tax imposed by Section 4999 of the Code.

[2]	Valuations of equity awards in this table reflect a price per share of VF Common Stock of $86.91, the closing price of VF’s Common Stock at March 29, 2019. Totals may not add up due to rounding.

[3]	The amounts in this column represent 2.99 multiplied by the sum of the executive’s current base salary plus the highest actual annual incentive paid to the executive in the past three years.

[4]

The amount in this column represents the estimated value of RSU awards under the MTIP for incomplete cycles that would be paid upon a qualifying termination following a change in control. Incomplete cycles as of March 30, 2019, are the 2017-2020 and 2019-2021 RSU award cycles, estimated at 171% (the greater of target or the average MIC performance for 2017 (142%) and 2019 (200%)) and 100% of target performance, respectively. For Mr. Rendle, the amount in this column also includes $4,211,916, the value of accelerated vesting of Mr. Rendle’s 35,465 shares of restricted stock and 12,997 restricted stock units described in footnotes 8 and 9 to the Outstanding Equity Awards at Fiscal Year-End table on page 39 which would be subject to accelerated vesting. For Mr. Roe, the amount in this column also includes $3,788,133, the value of accelerated vesting of Mr. Roe’s 39,627 shares of restricted stock and 3,960 restricted stock units described in footnotes 8 and 10 to the Outstanding Equity Awards at Fiscal Year-End table on page 39 which would be subject to accelerated vesting. For Mr. Baxter, the amount in this column also includes $3,825,796, the value of accelerated vesting of Mr. Baxter’s 41,438 shares of restricted stock and 2,583 restricted stock units described in footnotes 8 and 11 to the Outstanding Equity Awards at Fiscal Year-End table on page 39 which would be subject to accelerated vesting. For Mr. Bailey, the amount in this column also includes $1,515,139, the value of accelerated vesting of Mr. Bailey’s 17,433 restricted stock units described in footnotes 8 and 12 to the Outstanding Equity Awards at Fiscal Year-End table on page 39 which would be subject to accelerated vesting. For Mr. Scabbia Guerrini, the amount in this column also includes $976,036, the value of accelerated vesting of Mr. Scabbia Guerrini’s 11,230 restricted stock units described in footnotes 8 and 13 to the Outstanding Equity Awards at Fiscal Year-End table on page 39 which would be subject to accelerated vesting.

[5]	The amount in this column represents the “in-the-money” value of unvested stock options.

[6]	The amount in this column represents the estimated present value of the continuation of health and welfare coverage over the 36-month severance period.

[7]	The amount in this column represents the value of enhanced and accelerated SERP benefits for Messrs. Rendle and Roe. Neither Mr. Baxter nor Mr. Bailey is eligible to participate in the SERP.

[8]

Cash compensation for Mr. Scabbia Guerrini was paid in Swiss francs and converted to U.S. dollars using the exchange rate of 1.0095 U.S. dollars to the Swiss franc, the average daily exchange rate for fiscal 2019.

PAYMENTS UPON RETIREMENT

Messrs. Rendle and Bailey were eligible for retirement on March 30, 2019. Retirement would not result in any enhanced benefits, but under the terms of certain equity awards an executive who is eligible for retirement would not forfeit his awards due to retirement. In the case of stock options, those options are in substance vested, with such options becoming exercisable at the specified vesting dates (including in the case in which those vesting dates occur after

46     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION
Potential Payments Upon Change in Control, Retirement or Termination of Employment

retirement). At March 30, 2019, the aggregate in-the-money value of the unexercisable options of Messrs. Rendle and Bailey which would not be forfeited upon a retirement was $5,555,468 and $659,871, respectively. In addition, under the MTIP, upon retirement at March 30, 2019 for Messrs. Rendle and Bailey, the RSUs earnable for then incomplete cycles (2017-2020 and 2019-2021) would not be forfeited, but they would remain fully subject to the performance requirements, so that the RSUs would be earned only upon completion of the performance periods and only to the extent performance goals were actually achieved over the performance period. Therefore, the value of such RSUs cannot be calculated as of March 30, 2019.

PAYMENTS UPON TERMINATION DUE TO DEATH OR DISABILITY(1)

The following table shows the estimated value of all unexercisable options, unvested RSU awards and unvested restricted stock or restricted stock unit awards on March 30, 2019, assuming the executives had terminated employment due to death or disability:

NAME	UNVESTED RESTRICTED STOCK OR UNITS ($)	RSU AWARDS ($)	UNVESTED STOCK OPTIONS ($)	TOTAL ($)
Mr. Rendle (2)	$1,909,780	$13,504,412	$-0-	$15,414,193
Mr. Roe (3)	2,152,186	3,839,167	1,568,559	7,559,911
Mr. Baxter (3)	3,318,359	2,994,507	1,244,036	7,556,902
Mr. Bailey (2)	716,834	1,620,231	-0-	2,337,065
Mr. Scabbia Guerrini (3)	702,852	1,620,231	659,871	2,982,953

[1]	Valuations reflect a price per share of $86.91, the closing price of VF’s Common Stock at March 29, 2019. Totals may not add up due to rounding.

[2]

These individuals were retirement eligible on March 30, 2019. Unearned MTIP awards are paid in full, reflect awards earned for actual performance through March 30, 2019 and assume target performance for 2019-2020.

[3]

Messrs. Roe, Baxter and Scabbia Guerrini were not retirement eligible as of March 30, 2019. Messrs. Roe, Baxter and Scabbia Guerrini, or each executive’s beneficiary, would receive full acceleration of any unvested stock options, acceleration of the full number of unvested performance-based RSU awards based on actual performance through March 30, 2019 and assumes target performance for 2020-2021, and accelerated vesting of a pro rata number of unvested restricted stock or restricted stock units.

PAYMENTS UPON TERMINATION WITHOUT CAUSE

In the event of a termination by VF without “cause”, (i) under the Stock Plan, the executive’s stock options would continue to vest and to be exercisable until the end of the period of the executive’s receipt of installments of severance pay, if any, from VF, and (ii) under the Mid-Term Incentive Plan, if the executive has been an active participant for at least 12 months in a performance cycle, the executive would be eligible to receive a pro rata portion of the total number of RSUs the executive is deemed to have earned based on performance in the completed portion of the performance cycle, with the pro rata portion determined as of the earlier of (a) the date of the last severance payment, if any, and (b) the last day of the performance period. Except as noted below with respect to Mr. Scabbia Guerrini, the determination of whether severance will be paid and the period over which it would be paid is in the discretion of VF’s Compensation Committee.

PAYMENTS UPON TERMINATION FOR CAUSE OR RESIGNATION

In the event of a termination for “cause” or resignation not qualifying as retirement, each named executive officer would receive no additional compensation.

CEO Pay Ratio

VF Corporation is a global leader in branded lifestyle apparel, footwear and accessories, engaging in the design, production, procurement, marketing, and distribution of branded products in the Americas, Europe, and the Asia Pacific. Our CEO pay ratio for fiscal 2019, which was our last completed fiscal year, is a reasonable estimate calculated in compliance with the requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K.

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    47

EXECUTIVE COMPENSATION
CEO Pay Ratio

To identify the “median employee,” we took the following steps:

Step 1:    We identified our active employee population as of February 1, 2019. The active VF workforce on February 1, 2019, including VF’s consolidated subsidiaries, had 62,799 employees in more than 57 countries throughout the world. Of that population, 24,352 were U.S. employees and 38,447 were non-U.S. employees.

•	Under the de minimis exemption, we have excluded 11 employees from the United Arab Emirates, which represents less than 5% of our total employees.

•

The active workforce does not include approximately 300 employees of the Icebreaker and Altra businesses which we acquired in transactions that closed on April 2, 2018 and June 1, 2018, respectively. Pursuant to SEC rules, these employees will be included for our next pay ratio disclosure, but were not included in this year’s calculation.

As a result, our pay ratio includes 62,788 of our 62,799 global full-time, part-time, temporary, and seasonal employees employed and active as of that date.

Step 2: We identified a consistently applied compensation measure which would provide a reasonable picture of the annual compensation of our employees. For our consistently applied compensation measure, we used total cash compensation received – a combination of salary/overtime (paid on an hourly, weekly, biweekly or monthly basis) plus a variety of other cash-based incentive pay (including bonuses and other types of production based pay typical for their respective positions) received by the employees in our identified population.

•

Given our multiple payroll systems and diverse global workforce, we measured compensation for our employees using the 12-month period ended January 31, 2019. In making this determination, we annualized the compensation of all employees included in the calculation who were hired during the period, but who did not work for the company during the entire 12-months.

•

The VF workforce is paid in over 39 currencies throughout the world on at least 41 different payroll systems. For purposes of this disclosure, we applied the end of year local currency to U.S. dollars exchange rate for fiscal year 2019 to the compensation paid. We did not make any cost-of-living adjustments.

Step 3: We identified the “median employee” from our employee population by ranking our employees, excluding the CEO, high to low based on their total cash compensation earned over the measurement period. After identifying the median employee, we calculated that individual’s fiscal 2019 annual total compensation in accordance with the requirements of the Summary Compensation Table.

CALCULATING THE CEO PAY RATIO

As noted above, VF has a large global workforce consisting in the U.S. of many part-time college or high school students and, internationally many manufacturing and production based employees. Approximately 25% of our population works part-time. Our median employee was one of those individuals – a part-time, U.S.-based retail associate.

•	Accordingly, our median employee’s fiscal 2019 compensation was $10,099.

•	Our CEO received $17,842,521 in compensation during the same period.

Therefore, our CEO to Median Employee Pay Ratio is 1,767:1.

SUPPLEMENTAL CEO PAY RATIO ON A POST-SPIN-OFF BASIS

The Spin-off became effective on May 22, 2019. In addition to the CEO pay ratio required by SEC rules, we are providing a supplemental CEO pay ratio that excludes approximately 16,408 employees who separated from VF as part of the Spin-off from the determination of our median employee and the calculation of the annual total compensation of our median employee. The Jeanswear businesses’ large population of manufacturing employees located outside the U.S. has the effect of lowering the annual total compensation for our median employee. We believe that a pay ratio that excludes employees who separated from VF as part of the Spin-off provides a more representative comparison of our CEO’s annual total compensation to the median employee’s annual total compensation post-Spin-off.

We identified the median employee for purposes of the supplemental CEO pay ratio using the same methodology as the required CEO pay ratio. We determined that our median employee would be a part-time, U.S. based retail associate with fiscal 2019 compensation in the amount of $13,598. As a result, our CEO to median employee ratio on a post-Spin-off basis is estimated to be 1,312:1.

48     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION

2019 Equity Compensation Plan Information Table

The following table provides information as of March 30, 2019, regarding the number of shares of VF Common Stock that may be issued under VF’s equity compensation plans.

	(a)	(b)	(c)
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (2)
Equity compensation plans approved by shareholders	13,717,565	$60.11	27,710,266
Equity compensation plans not approved by shareholders	-0-	-0-	-0-
Total	13,717,565	$60.11	27,710,266

[1]

The number of shares includes 3,142,522 restricted stock units that were outstanding on March 30, 2019, under VF’s Mid-term Incentive Plan, a subplan under the 1996 Stock Compensation Plan. Under this Plan, participants are awarded performance-contingent Common Stock units, which give them the opportunity to earn shares of VF Common Stock. The number of restricted stock units included in the table assumes a maximum payout of shares (i.e., at 225% of target award). Actual payout of these shares is determined as described in footnote 3 to the Grants of Plan-Based Awards table on page 37. Restricted stock unit awards do not have an exercise price because their value is dependent upon the achievement of the specified performance criteria and may be settled only for shares of VF Common Stock on a one-for-one basis. Accordingly, the restricted stock units have been disregarded for purposes of computing the weighted-average exercise price. The number of shares also includes 664,833 restricted stock units that vest over time and do not have an exercise price, granted apart from the MTIP. Had all restricted stock units been included in the calculation, the weighted-average exercise price reflected in column (b) would have been $43.43. Shares of restricted stock do not constitute “options, warrants or rights” and therefore are excluded from these columns. At March 30, 2019, a total of 626,725 unvested shares of restricted stock were outstanding.

[2]

Full-value awards, such as restricted stock and restricted stock units, as well as stock options, may be awarded under VF’s 1996 Stock Compensation Plan; all shares reflected in this column are shares available under the 1996 Stock Compensation Plan. Any shares that are delivered in connection with stock options are counted against the remaining securities available for issuance as one share for each share actually delivered. Any shares that are delivered in connection with full-value awards are counted against the remaining securities available as three shares for each full-value share actually delivered.

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    49

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock Beneficial Ownership of Certain Beneficial Owners

Shown below are persons known by VF to have voting power and/or dispositive power over more than 5% of VF Common Stock, as well as certain other information, all as of May 22, 2019, except that information regarding the number of shares beneficially owned by these shareholders (but not the calculation of the percentage of the outstanding class) is as of December 31, 2018, as indicated in the footnotes below.

BENEFICIAL OWNER AND NATURE OF OWNERSHIP	AMOUNT OF BENEFICIAL OWNERSHIP (1)	PERCENT OF CLASS
PNC Bank, N.A. and affiliates (including shares held in Barbey trust accounts) (2)	68,408,136 shares	17.24%
The Vanguard Group (3)	27,660,265 shares	6.97%
BlackRock, Inc. (4)	24,268,033 shares	6.10%

[1]

None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

[2]

The information in the above table concerning PNC Bank, N.A. (“PNC Bank”) and affiliates was obtained from a Schedule 13G/A filed with the SEC on February 1, 2019 reporting beneficial ownership at December 31, 2018. PNC Bank and its affiliates held a total of 68,408,136 shares (17.24% of the class outstanding) of VF Common Stock in various trust and agency accounts on December 31, 2018. As to all such shares, PNC Bank and its affiliates reported having sole voting power over 226,402 shares, shared voting power over 68,177,765 shares, sole dispositive power over 140,543 shares and shared dispositive power over 68,246,931 shares. Of the total shares reported, 68,177,765 shares of VF Common Stock are held under Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey (the “Trusts”) for which PNC Bank serves as co-trustee with Clarence Otis, Jr. and Juliana L. Chugg, who are members of the VF Board of Directors. Because neither the individual trustees nor PNC Bank separately controls the decision-making of the trustees, the parties serving as trustees are not deemed to separately beneficially own the Trust Shares and are not deemed to share voting or dispositive power over the Trust Shares under applicable SEC rules. PNC Bank’s address is 300 Fifth Avenue, Pittsburgh, PA 15222.

[3]

The information in the above table concerning The Vanguard Group (“Vanguard”) was obtained from a Schedule 13G/A filed with the SEC on February 11, 2019 reporting beneficial ownership at December 31, 2018. Vanguard reported having sole voting power over 397,784 shares, shared voting power over 93,045 shares, sole dispositive power over 27,178,577 shares and shared dispositive power over 481,688 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

[4]

The information in the above table concerning BlackRock, Inc. (“BlackRock”) was obtained from a Schedule 13G/A filed with the SEC by BlackRock on February 6, 2019 reporting beneficial ownership at December 31, 2018. BlackRock reported having sole voting power over 20,936,380 shares and sole dispositive power over 24,268,033 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

50     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Common Stock Beneficial Ownership of Certain Beneficial Owners

The following table reflects, as of May 22, 2019, the total beneficial ownership of VF Common Stock by each director and nominee for director, and each named executive officer, and by all directors and executive officers as a group. Each named individual and all members of the group exercise sole voting and dispositive power, except as indicated in the footnotes.

NAME OF BENEFICIAL OWNER	TOTAL SHARES BENEFICIALLY OWNED (1,2,3)

Directors:

Richard T. Carucci	135,903

Juliana L. Chugg	112,171

Benno Dorer	16,740

Mark S. Hoplamazian	30,608

Laura W. Lang	59,220

W. Alan McCollough	108,838

W. Rodney McMullen	34,434

Clarence Otis, Jr.	127,249

Carol L. Roberts	16,740

Matthew J. Shattock	53,433

Veronica B. Wu	0

Named Executive Officers:

Kevin D. Bailey	143,438

Scott H. Baxter	400,383

Martino Scabbia Guerrini	238,567

Steven E. Rendle (4)	897,085

Scott A. Roe	307,393

All Directors and Executive Officers as a Group (19 persons)	2,940,615

[1]

Shares counted as owned include shares held in trusts as of March 30, 2019, in connection with two employee benefit plans, as to which the following participants share voting power but have no dispositive power: Mr. Rendle –163 and Mr. Roe – 1,253; and all directors and executive officers as a group – 2,373 shares. Shares counted as beneficially owned also include phantom shares accounted for in connection with the VF Deferred Savings Plan for Non-Employee Directors as to which there is no voting or dispositive power: Mr. Carucci – 22,468 shares; Ms. Chugg – 7,586 shares; Mr. Hoplamazian – 744 shares; Ms. Lang – 5,689 shares; Mr. McCollough – 40,955 shares; Mr. McMullen – 4,644 shares; Mr. Otis – 59,366 shares; Mr. Shattock – 8,410 shares; and all directors as a group – 149,861 shares.

[2]

Shares owned also include those that could be acquired upon exercise of the following number of stock options that are exercisable as of May 22, 2019, or within 60 days thereafter: Mr. Bailey – 108,283; Mr. Baxter – 170,290; Mr. Scabbia Guerrini – 124,884; Mr. Rendle – 652,199; Mr. Roe – 194,882; Mr. Carucci – 65,205; Ms. Chugg – 65,205; Mr. Dorer – 13,514; Mr. Hoplamazian – 24,438; Ms. Lang – 43,829; Mr. McCollough – 52,653; Mr. McMullen – 19,347; Mr. Otis – 52,653; Ms. Roberts – 13,514; Mr. Shattock – 36,929; and all directors and executive officers as a group – 1,804,618.

[3]

Ms. Chugg and Mr. Otis, together with PNC Bank, N.A., act as the Trustees of the Trusts, which together are deemed to beneficially own (but the individual Trustees are not deemed to separately beneficially own) the Trust Shares. See the Common Stock Beneficial Ownership of Certain Beneficial Owners table on page 50 and footnote 2 thereto. However, because neither the individual Trustees nor PNC Bank, N.A. separately controls the decision-making of the Trustees, the individuals serving as Trustees are not deemed to separately beneficially own the Trust Shares and are not deemed to share voting or dispositive power over the Trust Shares under applicable SEC rules. With regard to individuals named in the above table, the percentage of shares owned beneficially by each named person does not exceed 1% of the VF Common Stock outstanding. The percentage of shares owned beneficially by all directors and executive officers as a group, was 0.7% of the VF Common Stock outstanding.

[4]	Mr. Rendle is also a director.

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    51

ITEM NO. 2

Proposal to Approve Compensation of Named Executive Officers as Disclosed in This Proxy Statement

At the Meeting, VF shareholders will be asked for an advisory shareholder vote to approve the compensation of VF’s named executive officers, as such compensation is disclosed in this proxy statement pursuant to the disclosure rules of the SEC.

As required by Section 14A of the Securities Exchange Act of 1934, shareholders are being asked to vote on the following resolution:

“Resolved, that the shareholders approve the compensation of VF’s executive officers named in the Summary Compensation Table, as disclosed in VF’s Proxy Statement dated June 6, 2019, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.”

Please refer to the section titled “Executive Compensation” of this proxy statement for a detailed discussion of VF’s executive compensation principles and practices and the fiscal 2019 compensation of our named executive officers.

VF’s Executive Compensation Program has consistently met its objectives in recent years, enabling VF to attract and retain capable executives, provide incentives for achieving and exceeding VF’s financial goals and aligning the financial objectives of VF’s executives with those of shareholders.

VF’s global business model, diverse brand portfolio, and focused operational discipline helped the company deliver strong results in fiscal 2019. Highlights of VF’s performance in fiscal 2019 included:

•	Full year fiscal 2019 revenue from continuing operations increased 12 percent;

•	Full fiscal 2019 gross margin from continuing operations increased 10 basis points to 50.7 percent;

•	Full year fiscal 2019 earnings per share from continuing operations was $3.14; and

•	Full year fiscal 2019 cash flow from operations reached approximately $1.7 billion.

As discussed above in the Compensation Discussion and Analysis, compensation in fiscal 2019 for each named executive officer was consistent with our pay-for-performance philosophy.

Although, as an advisory vote, this proposal is not binding upon VF or the Board, the Compensation Committee, which is composed solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to VF’s executive officers, will carefully consider the shareholder vote on this matter, along with other expressions of shareholder views it receives on specific policies and desirable actions. If there are a significant number of unfavorable votes, we will seek to understand the concerns that influenced the vote and address them in making future decisions affecting the executive compensation program.

The VF Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation of named executive officers as disclosed in this proxy statement.

52     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

ITEM NO. 3

Ratification of The Selection of Independent Registered Public Accounting Firm

Selection of Independent Registered Public Accounting Firm. The Audit Committee has retained PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2020. PricewaterhouseCoopers LLP served as VF’s independent registered public accounting firm for the transition period and for fiscal 2019. In connection with its decision to retain PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence and concluded that it was. A representative of PricewaterhouseCoopers LLP will be present at the Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. Although we are not required to do so, we believe it is appropriate to ask shareholders to ratify the appointment of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm. If shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of an independent registered public accounting firm. Even if shareholders do ratify the selection, the Audit Committee retains its discretion to reconsider its appointment if it believes such a change would be in the best interest of VF and its shareholders.

The VF Board of Directors unanimously recommends that you vote “FOR” ratification of the selection of PricewaterhouseCoopers LLP.

Professional Fees of PricewaterhouseCoopers LLP. The following chart summarizes the estimated fees of PricewaterhouseCoopers LLP for services rendered to VF during the transition period and the 2017 and 2019 fiscal years.

TYPE OF FEES	2019	2018T	2017	DESCRIPTION OF FEES
Audit Fees	$18,674,000	$3,487,000	$8,118,000

“Audit Fees” are fees that VF paid to PricewaterhouseCoopers LLP for the audit of VF’s consolidated financial statements included in VF’s Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings and engagements; and for the audit of the effectiveness of VF’s internal control over financial reporting. “Audit Fees” in the 2019 fiscal year included $7,335,000 associated with the Spin-off.

Audit Related Fees	685,000	-0-	679,000

“Audit Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of VF’s financial statements and are not reported above under the caption “Audit Fees”. “Audit Related Fees” in the 2019 and 2017 fiscal years consisted primarily of social security audits, sales certificates and other assurance services.

Tax Fees	4,076,000	85,000	2,213,000

“Tax Fees” are fees billed for professional services for tax compliance, tax advice, and tax planning. “Tax Fees” in the 2019 and 2017 fiscal years consisted primarily of tax advisory and tax compliance services, transfer pricing and VAT assistance. “Tax Fees” in the 2019 fiscal year included $1,500,000 associated with the Spin-off. “Tax Fees” in 2018T consisted of tax compliance services.

All Other Fees	1,000	-0-	50,000

“All Other Fees” are fees billed for services other than services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees”. “All Other Fees” in the 2019 fiscal year consisted of fees for subscription to an online research tool and in the 2017 fiscal year consisted of audit services related to VF’s nonfinancial sustainability data.

Total	$23,436,000	$3,572,000	$11,060,000

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    53

ITEM NO. 3
Ratification of The Selection of Independent Registered Public Accounting Firm

VF’s process is that all audit related services and all other permissible non-audit services provided by PricewaterhouseCoopers LLP are to be pre-approved by the Audit Committee. The pre-approval policies adopted by the Audit Committee provide that annual, recurring services that will be provided by VF’s independent registered public accounting firm and related fees are presented to the Audit Committee for its consideration and advance approval. Criteria are established by the Audit Committee for its advance approval of specified categories of services and payment of fees to VF’s independent registered public accounting firm for changes in scope of recurring services or additional nonrecurring services during the current year. On a quarterly basis, the Audit Committee is informed of each previously approved service performed by VF’s independent registered public accounting firm and the related fees. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

Report of the Audit Committee. The Audit Committee reports as follows with respect to the audit of VF’s consolidated financial statements for the fiscal year ended March 30, 2019 and the transition period from December 31, 2017 to March 31, 2018 (collectively, the “2019 Financial Statements”). At meetings of the Audit Committee held in May 2019, the Audit Committee (i) reviewed and discussed with management the 2019 Financial Statements and, for the fiscal year ended March 30, 2019, the audit of internal control over financial reporting; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission which include, among other items, matters related to the conduct of the audit of the 2019 Financial Statements; and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP their independence from VF. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the 2019 Financial Statements as audited by PricewaterhouseCoopers LLP be included in VF’s Annual Report on Form 10-K for the fiscal year ended March 30, 2019 to be filed with the Securities and Exchange Commission.

Clarence Otis, Jr., Chairman

Richard T. Carucci

Benno Dorer

W. Rodney McMullen

Carol L. Roberts

54     VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS

OTHER INFORMATION

Other Matters

The Board of Directors does not know of any other matter that is intended to be brought before the Meeting, but if any other matter is presented, the persons named in the proxy card will be authorized to vote on behalf of the shareholders in their discretion and intend to vote the same according to their best judgment. As of June 6, 2019, VF had not received notice of any matter to be presented at the Meeting other than as described in this proxy statement.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of VF, as well as persons who own more than 10% of a registered class of VF’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Based solely on its review of the Forms filed with the SEC and representations received from directors and officers, VF believes that during the preceding year all Reporting Persons timely complied with all filing requirements applicable to them, except Curtis A. Holtz, Group President, Americas East, who filed two late Forms 4 to report a total of thirty-six inadvertent contributions of his Executive Deferred Compensation Plan contributions into a VF Stock Fund.

Expenses of Solicitation

VF will bear the cost of this proxy solicitation. In addition to the use of mail, proxies may be solicited in person or by telephone by VF employees without additional compensation. VF has engaged D.F. King & Co., Inc. to solicit proxies in connection with this proxy statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to VF of such solicitation is approximately $17,500, plus expenses. VF will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

Shareholder Proposals and Nominations for the 2020 Annual Meeting of Shareholders

Shareholders may nominate director candidates and make proposals to be considered at the 2020 Annual Meeting of Shareholders. In accordance with VF’s By-Laws, any shareholder nominations of candidates for election as directors at the 2020 Annual Meeting or any other proposal for consideration at the 2020 Annual Meeting must be received by VF, together with certain information specified in VF’s By-Laws, no later than February 7, 2020. In order to have a shareholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to VF at VF’s mailing address, P.O. Box 21488, Greensboro, North Carolina 27420, no later than February 7, 2020, and the shareholder must otherwise comply with applicable SEC requirements and our By-Laws.

The form of proxy issued with VF’s 2020 proxy statement will confer discretionary authority to vote for or against any proposal made by a shareholder at VF’s 2020 Annual Meeting of Shareholders and which is not included in VF’s proxy statement. However, such discretionary authority may not be exercised if the shareholder proponent has given to VF’s Secretary notice of such proposal at the address set forth in the preceding paragraph no later than February 7, 2020, and certain other conditions provided for in the SEC’s rules have been satisfied.

By Order of the Board of Directors

Laura C. Meagher

Executive Vice President,

General Counsel and Secretary

Dated: June 6, 2019

VF CORPORATION  |  2019 ANNUAL MEETING OF SHAREHOLDERS    55

APPENDIX A

V.F. Corporation

Independence Standards of The Board of Directors

To be considered independent under the Listing Standards of the NYSE, the Board must determine that a director does not have any direct or indirect (as a partner, shareholder or officer of an organization that has a relationship with VF) material relationship with VF by broadly considering all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board’s determination of each director’s independence will be disclosed annually in VF’s proxy statement. The Board has established the following categorical standards to assist it in determining director independence in accordance with the NYSE rules:

•	No director who is an employee, or whose immediate family member is an executive officer, of VF can be considered independent until three years after termination of such employment relationship.

•

No director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the company can be considered independent until three years after the end of the affiliation or employment or auditing relationship.

•

No director can be considered independent if he or she is employed, or if his or her immediate family member is employed, as an executive officer of another company where any of VF’s present executives serve on the other company’s compensation committee until three years after the end of such service or employment relationship.

•

No director can be considered independent if he or she receives, or his or her immediate family member receives, more than $100,000 per year in direct compensation from VF, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) until three years after he or she or his or her immediate family member ceases to receive more than $100,000 per year in such compensation.

•

No director can be considered independent if he or she is an executive officer or employee of another company not including a charitable organization (or an immediate family member of the director is an executive officer of such company) that makes payments to, or receives payments from, VF for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues until three years after falling below such threshold.

•

VF will disclose, in its annual proxy statement, any charitable contributions made by VF to a charitable organization if the charitable organization is one in which a VF director serves as an executive officer and, within the preceding three years, charitable contributions made by VF in any single fiscal year exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues. This disclosure does not automatically result in a determination against that director’s independence; however, the Board will consider the materiality of this relationship in its overall affirmative determination of that director’s independence status.

•	The Board, as part of its self-evaluation will review all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships between VF and its directors.

•

For relationships not qualifying within the above guidelines, the determination of whether the relationship is material, and therefore whether the director is independent, shall be made by the Board. The Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality set forth in the above guidelines.

In addition, members of the Audit Committee of the Board are subject to heightened standards of independence under the NYSE rules and the SEC rules and regulations.

ANNUAL MEETING OF SHAREHOLDERS OF VF CORPORATION
Date: JULY 16, 2019
Time: 10:30 a.m. (Mountain Daylight Time)
Place: Oxford Hotel - Grand Ballroom, 1600 17th Street, Denver, CO 80202
Please make your marks like this: ☒ Use dark black pencil or pen only
The Board of Directors recommends a vote FOR each of the nominees in Item No. 1 and FOR Items No. 2 and 3.
1:	Election of Directors				Board Recommends i
		For		Withhold
	01 Richard T. Carucci	☐		☐	For
	02 Juliana L. Chugg	☐		☐	For
	03 Benno Dorer	☐		☐	For
	04 Mark S. Hoplamazian	☐		☐	For
	05 Laura W. Lang	☐		☐	For
	06 W. Alan McCollough	☐		☐	For
	07 W. Rodney McMullen	☐		☐	For
	08 Clarence Otis, Jr.	☐		☐	For
	09 Steven E. Rendle	☐		☐	For
	10 Carol L. Roberts	☐		☐	For
	11 Matthew J. Shattock	☐		☐	For
	12 Veronica B. Wu	☐		☐	For
		For	Against	Abstain
2:	Advisory vote to approve named executive officer compensation.	☐	☐	☐	For
		For	Against	Abstain
3:	Ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2020 fiscal year.	☐	☐	☐	For
Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below.

Please Sign Here			Please Date Above

Please Sign Here			Please Date Above

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Annual Meeting of Shareholders of VF Corporation
to be held on TUESDAY, JULY 16, 2019
for Holders as of MAY 22, 2019
This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

•	Go to, www.proxypush.com/VFC			866-256-1151
• •	Cast your vote online. View meeting documents.	OR	•	Use any touch-tone telephone.
			•	Have your Proxy Card/Voting Instruction Form ready.
			•	Follow the simple recorded instructions.

 MAIL

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

Shares subject to this proxy/voting instruction card will be voted in the manner indicated when the card is properly executed and returned. If no indication is made, such shares will be voted FOR the election of all nominees as Directors, FOR the approval of named executive officer compensation, and FOR ratification of the selection of the independent registered public accounting firm. For participants in the VF 401k Savings Plan: This card will be treated as voting instructions to the plan trustee, as explained on the reverse side of this card.

All votes for 401k participants must be received by 11:59 P.M.,

Eastern Daylight Time, July 11, 2019.

PROXY TABULATOR FOR

VF CORPORATION P.O. BOX 8016 CARY, NC 27512-9903

Voting Instructions for the VF 401k Savings Plan

for Employees (the “Savings Plan”):

This card constitutes voting instructions to Fidelity Management Trust Company, the Trustee for the Savings Plan, to vote in person or by proxy any shares of Common Stock allocated to the participant as of May 22, 2019 under the Savings Plan, at the Annual Meeting of Shareholders of VF Corporation to be held on July 16, 2019, and at any adjournments thereof, and also constitutes voting instructions to the Trustee for a proportionate number of shares of Common Stock in the Savings Plan for which no instruction card has been received from other participants. If you do not return this card, the Trustee will vote any shares allocated to you in the same proportion as the shares for which instructions were received from other participants in the Savings Plan.

Proxy — VF Corporation

Annual Meeting of Shareholders

July 16, 2019, 10:30 a.m. (Mountain Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The shareholder hereby appoints S.E. Rendle and L.C. Meagher, and each of them acting individually, proxies of the shareholder, with full power of substitution, to represent and vote, as directed on the reverse side of this card, all shares of Common Stock of VF Corporation held of record by the shareholder on May 22, 2019, at the Annual Meeting of Shareholders of VF Corporation to be held on July 16, 2019, and at any adjournments thereof, and, in their discretion, upon such other matters not specified as may come before said meeting. The shareholder hereby revokes any prior proxies.

Shares subject to this proxy/voting instruction card will be voted in the manner indicated herein when the card is properly executed and returned. If no indication is made, such shares will be voted FOR the election of all nominees as Directors, FOR the approval of named executive officer compensation, and FOR ratification of the selection of the independent registered public accounting firm. For participants in the VF 401k Savings Plan: This card will be treated as voting instructions to the plan trustee, as explained on this card.

You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

UNLESS YOU VOTE BY TELEPHONE, INTERNET, OR BY SIGNING AND RETURNING THIS CARD, THE PROXIES CANNOT VOTE YOUR SHARES.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD.	+